                                SIXTH AMENDMENT

                  SIXTH AMENDMENT (this "Amendment"), dated as of March 25, 1998, to the Credit Agreement, dated as of February 22, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Toy Biz, the banks and other financial institutions from time to time parties thereto (the "Banks") and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent (in such capacity, the "Administrative Agent") for the Banks.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Toy Biz, the Banks and the Administrative Agent are parties to the Credit Agreement;

                  WHEREAS, Toy Biz has requested that the Credit Agreement be amended in the manner provided for herein; and

                  WHEREAS, the Administrative Agent and the Banks are willing to consent to such amendments, but only upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Toy Biz, the Banks and the Administrative Agent hereby agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein.

                  2. Amendments. (a) The Credit Agreement hereby is amended in its entirety to reflect the terms and provisions shown in Exhibit A attached hereto.

                  (b) Except for the addition of a new Exhibit H to the Credit Agreement (as described in the definition of the term "Borrowing Base Certificate" contained in subsection 1.1 of the Credit Agreement and as set forth as Exhibit B hereto), the Schedules and the Exhibits to the Credit Agreement shall not be modified by this Amendment.

                  3. Assignment and Acceptance. (a) Each of The Bank of New York and Fleet Bank (the "Sellers") hereby irrevocably sells and assigns to The Chase Manhattan Bank (the "Purchaser"), and the Purchaser hereby irrevocably purchases and assumes from the Sellers, the full amount of each such Seller's Commitment under the Credit Agreement, Aggregate Outstanding Extensions of Credit and other rights and interests under the Credit Agreement. Such assignment shall be effective as of March 25, 1998 and the Purchaser hereby agrees to pay to each such Seller the amount equal to such Seller's Aggregate Outstanding Extensions of Credit on such date plus any accrued but unpaid interest and letter of credit commissions owing thereon on such date.

                  (b) From and after March 25, 1998, (i) the Purchaser shall continue to be a party to the Credit Agreement and, to the extent provided herein, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Sellers shall relinquish their rights and be released from their obligations under the Credit Agreement (including, without limitation, all obligations pursuant to subsection 2A.4 of the Credit Agreement).

                  4. Supplemental Fees. Toy Biz hereby agrees to pay to the Administrative Agent a supplemental fee in the amount equal to $50,000 on each of the date which is six months after the effectiveness of this Amendment and the date which is nine months after the effectiveness of this Amendment. Such fee shall be payable to the Administrative Agent, for the ratable account of the Banks party to the Credit Agreement on the relevant payment date, and shall not be payable if, on the relevant payment date, the Commitments have been terminated and no amounts are then due and payable thereunder.

                  5. Covenants. Toy Biz hereby covenants and agrees to provide to the Agent, for the benefit of the Banks, a first priority, perfected security interest in 65% of the issued and outstanding capital stock of Compana de Juguetes S.A. de C.V. [Mexico] pursuant to documentation which is in form and substance satisfactory to the Agent, together with such legal opinions and other documents, instruments and agreements as the Agent reasonably shall request to evidence such perfected security interest. Any failure to provide such security interest and other documentation within 60 days following the effective date of this Amendment shall be deemed to constitute an Event of Default under the Credit Agreement.

                  6. Representations and Warranties. (a) Toy Biz hereby confirms, reaffirms and restates the representations and warranties made by it in Section 4 of the Credit Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment and to each other amendment, supplement and other modification executed and delivered by Toy Biz or any of its Subsidiaries on the date hereof.

                  (b) Toy Biz hereby further represents and warrants that, on and as of the effective date of this Amendment:

                  (i) except to the extent disclosed in writing to the Lenders prior to such date of effectiveness, no change, or development or event involving a prospective change, has occurred since September 30, 1997 which in any such case would be reasonably likely to have a Material Adverse Effect; and

                  (ii) no event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) exists under any capital stock, financing agreements, lease agreements or other contracts of Toy Biz or any of its Subsidiaries.

                  7. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of Toy Biz that would require a waiver or consent of the Banks or the Administrative Agent. Except as expressly amended or modified herein, the provisions of the Credit Agreement are and shall remain in full force and effect.

                  8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

                  9. Effectiveness. This Amendment shall be effective upon receipt by the Administrative Agent of:

         (a) counterparts hereof, duly executed and delivered by Toy Biz and each of the Banks;

         (b) an amendment fee, for the account of the Banks (after giving effect to this Amendment) in the amount equal to $100,000;

         (c) a detailed financial model for the 1998 fiscal year of Toy Biz and for the first and second quarters of its 1999 fiscal year, each of which shall be in form and substance satisfactory to the Banks;

         (d) the results of an audit of the inventory and accounts receivable of Toy Biz and its domestic Subsidiaries (other than any assets of the Colorforms division), which audit shall be (i) reasonably satisfactory in form and substance to the Banks, (ii) conducted by the Collateral Agent Services Group of The Chase Manhattan Bank; the fees and expenses of The Chase Manhattan Bank in conducting such audit shall be for the account of Toy Biz;

         (e) consents and approvals of the transactions contemplated hereby from the Trustee of Marvel Entertainment Group, Inc., which consents and approvals shall be in form and substance satisfactory to the Banks; and

         (f) legal opinions from independent counsel to Toy Biz and any special and local counsel required by the Banks, each of which legal opinions shall be in form and substance satisfactory to the Banks.

                  10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                 TOY BIZ, INC.

                                                 By:____________________
                                                    Name:
                                                    Title:

                                   THE CHASE MANHATTAN BANK (formerly
                                   known as Chemical Bank), as Administrative
                                   Agent and as a Bank

                                   By:___________________________
                                      Name:
                                      Title:

                                   THE BANK OF NEW YORK

                                   By:___________________________
                                      Name:
                                      Title:

                                   FLEET BANK

                                   By:___________________________
                                      Name:
                                      Title:

                                                                      EXHIBIT A


===============================================================================


                                 TOY BIZ, INC.


                             --------------------

                                  $30,000,000
                                CREDIT AGREEMENT


                         Dated as of February 22, 1995


                              -------------------

                                 CHEMICAL BANK,
                            as Administrative Agent


===============================================================================


                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.  DEFINITIONS.........................................................................................  1
       1.1  Defined Terms.......................................................................................  1
       1.2  Other Definitional Provisions....................................................................... 20

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS.................................................................... 21
       2.1  Commitments......................................................................................... 21
       2.2  Obligations of Toy Biz.............................................................................. 21
       2.3  Procedure for Borrowing Loans....................................................................... 21
       2.4  Use of Proceeds of Loans............................................................................ 22
       2.5  [INTENTIONALLY OMITTED]............................................................................. 22

SECTION 2A.  LETTERS OF CREDIT.................................................................................. 22
       2A.1  L/C Commitment..................................................................................... 22
       2A.2.  Procedure for Issuance of Letters of Credit....................................................... 23
       2A.3.  Fees, Commissions and Other Charges............................................................... 23
       2A.4  L/C Participations................................................................................. 23
       2A.5  Reimbursement Obligation of Toy Biz................................................................ 24
       2A.6  Obligations Absolute............................................................................... 25
       2A.7  Letter of Credit Payments.......................................................................... 25
       2A.8  Application........................................................................................ 25

SECTION 3.  PROVISIONS RELATING TO THE LOANS; FEES AND PAYMENTS................................................. 25
       3.1  Voluntary Termination or Reduction of Commitments. ................................................. 25
       3.2  Optional Prepayments................................................................................ 26
       3.3  Mandatory Prepayments and Commitment Reductions..................................................... 26
       3.4  Interest Rate and Payment Dates..................................................................... 27
       3.5  Conversion Options, Minimum Tranches and Maximum Interest Periods................................... 27
       3.6  Inability to Determine Interest Rate................................................................ 28
       3.7  Illegality.......................................................................................... 28
       3.8  Requirements of Law; Changes of Law................................................................. 29
       3.9  Indemnity........................................................................................... 30
       3.10  Taxes.............................................................................................. 30
       3.11  Fees............................................................................................... 32
       3.12  Computation of Interest and Fees................................................................... 32
       3.13  Pro Rata Treatment and Payments.................................................................... 33
       3.14  Payments on Account of Loans, Reimbursement Obligations and Fees................................... 34

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 34
       4.1  Corporate Existence................................................................................. 34
       4.2  Corporate Power..................................................................................... 34
       4.3  No Legal Bar to Loans............................................................................... 35
       4.4  No Material Litigation.............................................................................. 35
       4.5  No Default.......................................................................................... 35
       4.6  Ownership of Properties; Liens...................................................................... 35

                                      -i-

                                                                                                               Page
                                                                                                               ----

       4.7  Taxes............................................................................................... 36
       4.8  ERISA............................................................................................... 36
       4.9  Financial Condition................................................................................. 36
       4.10  No Change.......................................................................................... 37
       4.11  Federal Regulations................................................................................ 37
       4.12  Not an "Investment Company"........................................................................ 37
       4.13  Matters Relating to Subsidiaries................................................................... 37
       4.14  Security Documents................................................................................. 37
       4.15  Intellectual Property.............................................................................. 38
       4.16  Disclosure......................................................................................... 38

SECTION 5.  CONDITIONS PRECEDENT................................................................................ 38
       5.1  Conditions to Initial Extension of Credit........................................................... 38
       5.2  Conditions to Each Extension of Credit.............................................................. 41

SECTION 6.  AFFIRMATIVE COVENANTS............................................................................... 41
       6.1  Financial Statements................................................................................ 41
       6.2  Certificates; Other Information..................................................................... 42
       6.3  Payment of Obligations.............................................................................. 43
       6.4  Conduct of Business and Maintenance of Existence.................................................... 44
       6.5  Maintenance of Property; Insurance.................................................................. 44
       6.6  Inspection of Property; Books and Records; Discussions.............................................. 44
       6.7  Notices............................................................................................. 45
       6.8  Maintenance of Corporate Identity................................................................... 46
       6.9  Environmental Laws.................................................................................. 46
       6.10  Maintenance of the Liens of the Security Documents................................................. 46
       6.11  International Pledge Agreement..................................................................... 47

SECTION 7.  NEGATIVE COVENANTS.................................................................................. 47
       7.1  Indebtedness........................................................................................ 47
       7.2  Limitation on Liens................................................................................. 47
       7.3  Limitation on Contingent Obligations................................................................ 48
       7.4  Limitation on Fundamental Changes................................................................... 48
       7.5  Limitation on Sale of Assets........................................................................ 49
       7.6  Limitation on Leases................................................................................ 49
       7.7  Limitation on Dividends............................................................................. 50
       7.8  Limitation on Capital Expenditures.................................................................. 50
       7.9  Limitation on Investments, Loans and Advances....................................................... 50
       7.10  Limitation on Optional Payments and Modifications of Subordinated Debt............................. 51
       7.11  Limitation on Transactions with Affiliates......................................................... 51
       7.12  Limitation on Changes in Fiscal Year............................................................... 51
       7.13  Limitation on Negative Pledge Clauses.............................................................. 51
       7.14  Limitation on Lines of Business.................................................................... 51
       7.15  Subsidiaries....................................................................................... 51
       7.16  Financial Covenants................................................................................ 52
       7.17  Cash Management System............................................................................. 52

SECTION 8.  EVENTS OF DEFAULT................................................................................... 53


                                     -ii-


                                                                                                               Page
                                                                                                               ----

SECTION 9.  THE ADMINISTRATIVE AGENT............................................................................ 56
       9.1  Appointment......................................................................................... 56
       9.2  Delegation of Duties................................................................................ 56
       9.3  Exculpatory Provisions.............................................................................. 56
       9.4  Reliance by the Administrative Agent................................................................ 56
       9.5  Notice of Default................................................................................... 57
       9.6  Non-Reliance on the Administrative Agent and the Other Banks........................................ 57
       9.7  Indemnification..................................................................................... 58
       9.8  The Administrative Agent in Its Individual Capacity................................................. 58
       9.9  Successor Administrative Agent...................................................................... 58

SECTION 10.  MISCELLANEOUS...................................................................................... 59
       10.1  Amendments and Waivers............................................................................. 59
       10.2  Notices............................................................................................ 60
       10.3  No Waiver; Cumulative Remedies..................................................................... 60
       10.4  Survival of Representations and Warranties......................................................... 60
       10.5  Payment of Expenses and Taxes...................................................................... 60
       10.6  Successors and Assigns; Loan Participations........................................................ 61
       10.7  Adjustments; Setoff................................................................................ 64
       10.8  Severability....................................................................................... 65
       10.9  Effectiveness; Counterparts........................................................................ 65
       10.10  SUBMISSION TO JURISDICTION; WAIVERS............................................................... 65
       10.11  GOVERNING LAW..................................................................................... 66




SCHEDULES:

Schedule I               Banks; Addresses for Notices
Schedule II              Commitments
Schedule III             UCC Filing Jurisdictions
Schedule IV              Contingent Obligations

EXHIBITS:

Exhibit A                Form of Note
Exhibit B                Form of Subsidiary Guarantee
Exhibit C                Form of Toy Biz Pledge Agreement
Exhibit D                Form of Toy Biz Security Agreement
Exhibit E                Form of Subsidiary Security Agreement
Exhibit F-1              Form of Opinion of Paul, Weiss, Rifkind,
                            Wharton & Garrison

Exhibit F-2              Form of Opinion of Amster, Rothstein & Ebenstein
Exhibit G                Form of Commitment Transfer Supplement
Exhibit H                Form of Borrowing Base Certificate

                  CREDIT AGREEMENT, dated as of February 22, 1995, among TOY BIZ, INC., a Delaware corporation ("Toy Biz"); the financial institutions from time to time parties hereto (the "Banks"); and CHEMICAL BANK ("Chemical"; and, together with the Banks, the "Lenders"), as arranger (in such capacity, the "Arranger") and as administrative agent (in such capacity, the "Administrative Agent") for the Banks.

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  The parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS.

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings (such definitions to be equally applicable to the singular and plural forms thereof):


                  "Account":  as defined in "Eligible Accounts";

                  "Account Debtor": with respect to any Account, the obligor with respect to such Account;

                  "Administrative Agent" shall have the meaning assigned to such term in the preamble hereto;

                  "Affected Loan" shall have the meaning assigned to such term in subsection 3.6(a);

                  "Affiliate" of any Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the first Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such first Person or (b) direct or cause the direction of the management and policies of such first Person whether by contract or otherwise;

                  "Aggregate Commitment" shall mean, during any period set forth below, the amount set forth opposite such period:

                 Period                              Amount
                 ------                              ------
                   Prior to 09/01/98                  $20,000,000
            09/01/98   -   09/30/98                    23,000,000
            10/01/98   -   11/15/98                    29,000,000
            11/16/98   -   11/22/98                    25,000,000
            11/23/98   -   11/29/98                    22,000,000

         minus the amount of any reductions of the Aggregate Commitment made after March 1, 1998 made pursuant to the terms hereof;

                  "Aggregate Outstanding Extensions of Credit" shall mean, as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all

         Loans made by such Bank then outstanding and (b) such Bank's Commitment Percentage of the L/C Obligations then outstanding;

                  "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time;

                  "Alternate Base Rate" for any day, shall mean a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist;

                  "Alternate Base Rate Loans" shall mean Loans hereunder at such time as such Loans are made and/or being maintained at a rate of interest based upon the Alternate Base Rate;

                  "Applicable Margin" shall mean (a) 2% per annum with respect to Eurodollar Rate Loans and (b) 1% per annum with respect to Alternate Base Rate Loans;

                  "Application" shall mean an application, in such form as the Issuer may specify from time to time, requesting the Issuer to open a Letter of Credit;

                  "Available Commitment" at any date, shall mean the amount equal to the difference between (a) the Aggregate Commitment at such date and (b) the Aggregate Outstanding Extensions of Credit at such date;

                  "Bankruptcy Code" shall mean Title 11, United States Code, as amended from time to time;

                  "Banks" shall have the meaning assigned to such term in the preamble hereto;

                  "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate;

                  "benefitted Bank" shall have the meaning assigned to such term in subsection 10.7;

                  "Borrowing Base" shall mean, as of any date, an amount equal to (a) the sum (without duplication) of:

                  (i) 85% of the amount equal to (A) Eligible Accounts of the Included Divisions as of such date minus (B) the sum of the Dilution Reserve and the Seasonal Reserve applicable to each of the Included Divisions at such date;

                  (ii) 50% of the Eligible Landed Inventory of the Included
                       Divisions at such date; and

                  (iii) 25% of Eligible In-transit Inventory of the Included
                        Divisions at such date;

         minus (b) the Warehouse Fee Reserve at such date. The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder and computed in accordance with the provisions of subsection 6.2(f); provided that the information contained in the Borrowing Base Certificate provided pursuant thereto shall not be conclusive in calculating the amount of Eligible Accounts and Eligible Inventory and the Agent shall be entitled to (x) adjust the amounts and other information contained therein to the extent that it believes in its reasonable credit judgment that such adjustment is appropriate to reflect the then current amounts of Eligible Accounts and Eligible Inventory or changes in the business practices of Toy Biz and its Subsidiaries (or newly disclosed matters with respect to them and (y) require that Toy Biz and its Subsidiaries maintain additional reserves (for purposes of the computation of the Borrowing Base) in respect of Eligible Accounts and Eligible Inventory, or otherwise to make adjustments to its parameters for including Accounts and Inventory in the Borrowing Base, to the extent that it believes that such additional reserves and adjustments are appropriate based upon the results of any evaluation or appraisal conducted pursuant to subsection 6.6(b);

                  "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit H hereto;

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close;

                  "Cash Equivalents" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Bank or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Bank or of any commercial bank satisfying the requirements of clause (b) of this definition or of Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney, Inc. or Salomon Brothers Inc, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard & Poor's Corporation ("S&P") or P-2 by Moody's Investors Service, Inc, ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Bank or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds offered by the Persons referred to in clause (c) above and Dreyfus Institutional Services Corp.;

                  "C/D Assessment Rate" shall mean, for any day, the net annual assessment rate in effect two Business Days prior to such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ? 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States;

                  "C/D Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity of three months and in an amount of $100,000 or more;

                  "Character" shall mean any character appearing in any product of Toy Biz or its Subsidiaries;

                  "Closing Date" shall have the meaning assigned to such term in subsection 5.1;

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time;

                  "Collateral" shall mean, collectively, the Collateral (as defined in each of the Security Documents);

                  "Colorforms Note" shall mean the promissory note, dated January 30, 1998, owing from University Games Corporation to Toy Biz in the aggregate face amount of $1,350,000;

                  "Commercial Letter of Credit" shall have the meaning assigned to it in subsection 2A.1(b);

                  "Commitment" of any Bank at any date shall mean the obligation of such Bank at such date to make Loans to and/or issue or participate in Letters of Credit on behalf of Toy Biz, in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name under the caption "Commitment" on Schedule II, as such amount shall be increased and may be reduced from time to time in accordance with the provisions hereof; collectively, as to all Banks, the "Commitments";

                  "Commitment Percentage" for any Bank at any time shall mean the percentage of the Aggregate Commitment then constituted by such Bank's Commitment;

                  "Commitment Transfer Supplement" shall have the meaning assigned to such term in subsection 10.6(c);

                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with Toy Biz within the meaning of Section 4001 of ERISA or is part of a group which includes Toy Biz and which is treated as a single employer under
         Section 414 of the Code;

                  "Consolidated Lease Expense" for any period, shall mean the aggregate rental obligations of Toy Biz and its Subsidiaries determined on a consolidated basis which are payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of Toy Biz and its consolidated Subsidiaries or in the notes thereto, excluding, however, obligations under leases with respect to which the obligations of Toy Biz and its Subsidiaries are required in accordance with GAAP to be capitalized on a balance sheet of Toy Biz and its Subsidiaries;

                  "Consolidated Net Income" for any period, shall mean the net income (or net loss) of Toy Biz and its Subsidiaries determined on a consolidated basis in accordance with GAAP;

                  "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof;

                  "Contractual Obligation" of any Person shall mean any provision of any material debt security or of any material preferred stock or other equity interest issued by such Person or of any material indenture, mortgage, agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound;

                  "Copyright" shall have the meaning ascribed thereto in the Toy Biz Security Agreement;

                  "Credit Documents" shall mean this Agreement, the Notes, the Applications, the Guarantees and the Security Documents; each, a "Credit Document";

                  "Cross Default" of any Person shall mean (a) default in the payment of any amount when due (whether at maturity or by acceleration) on any of its Indebtedness (other than any such default in respect of the Loans or the Notes) or in the payment of any matured Contingent Obligation in respect of any Indebtedness of any other Person (except for any such payments on account of any such Indebtedness and

          Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $1,000,000) or (b) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation (except for any such Indebtedness and Contingent Obligations in an aggregate principal amount at any one time outstanding of up to $1,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be required to be redeemed or repurchased prior to its stated maturity or such Contingent Obligation to become payable;

                  "Current Ratio" shall mean (a) the sum of cash, Cash Equivalents, net accounts receivable, net inventory and prepaid expenses of Toy Biz and its Subsidiaries divided by (b) the sum of accounts payable, accrued expenses, Indebtedness (excluding trade letters of credit and non-current Indebtedness) and current income taxes payable of Toy Biz and its Subsidiaries;

                  "Default" shall mean any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

                  "Dilution Factors" shall mean, with respect to the Accounts owing to the Included Divisions at any date by Account Debtors, the aggregate Dollar amount of any deductions made by the relevant Included Division to the gross amount of Accounts of such Account Debtor, including, without limitation, the amount of (a) any credit memos, adjustments, returns and allowances affecting such Accounts,
         (b) bad debt write-offs with respect to such Accounts and (c) other non-cash credits offsetting such Accounts;

                  "Dilution Ratio" shall mean, at any date for an Included Division, the amount (expressed as a percentage) equal to (a) the aggregate amount of the Dilution Factors for the 12 consecutive fiscal months of Toy Biz most recently ended divided by (b) total gross sales of the relevant Included Division for such 12-month period;

                  "Dilution Reserve" shall mean, as of any date for an Included Division, (a) the Dilution Ratio for such Included Division for the period of 12 consecutive fiscal months ended most recently prior to the date of calculation of the Borrowing Base then in effect (which such date shall be set forth on the applicable Borrowing Base Certificate) multiplied by (b) the Eligible Accounts of such Included Division on such date;

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America;

                  "EBITDA" for any period, shall mean Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period,
         (a) the aggregate amount of interest expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period,

          (d) all amounts attributable to depreciation and amortization for such period and (e) all non-cash non-recurring charges during such period, and minus, without duplication and to the extent added to revenues in determining Net Income for such period, (i) interest income for such period, and (ii) all non-cash non-recurring gains during such period, in each case determined in accordance with GAAP;

                  "Eligible Accounts": with respect to the Included Divisions at any date, the amount equal to the aggregate gross amount of accounts receivable ("Accounts") reflected on the receivable aging detail or other analogous statement of the Included Divisions on such date that (x) have been invoiced and represent the bona fide sale and delivery of merchandise, in each case in the ordinary course of business of the Included Divisions in connection with its trade operations and (y) are deemed by the Agent in good faith to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Account if:

                           (a) (i) Toy Biz or the relevant Included Division
                  shall not be sole payee with respect to, or otherwise shall not have sole lawful and absolute title to, such Account or
                  (ii) the sale to the Account Debtor giving rise to such Account is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory (other than consumer returns in the ordinary course of business) or (iii) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, or the transaction giving rise to such Account otherwise does not represent a completed sale; or

                           (b) such Account arises out of a sale made by Toy
                  Biz or any Subsidiary thereof to a Subsidiary or an Affiliate; or

                           (c) (i) such Account (other than any Account owing
                  from Toys 'r Us which has November 10th dating) is unpaid more than 60 days from the original due date thereof or is unpaid for more than 120 days from the original invoice date thereof or (ii) in the case of any Account owing from Toys 'r Us which has November 10th dating, such Account is unpaid more than 15 days from the original due date thereof or (iii) such Account has been written off the books of such person or has been otherwise designated as uncollectible or (iv) more than 50% in face amount of all Accounts of the same Account Debtor and its known affiliates, taken together, are ineligible pursuant to clauses (i), (ii) and (iii) above or
                  (v) a check, promissory note, draft, trade acceptance or other instrument for the payment of money with respect to all or any part of such Account has been received, presented for payment and returned uncollected for any reason or (vi) except to the extent that such Account arises post-petition and the relevant Account Debtor has obtained debtor-in-possession credit facilities which are in form and substance acceptable to the Agent, the Account Debtor with respect to such Account is insolvent or the subject of any bankruptcy, insolvency or material adverse legal proceeding of any kind; or

                           (d) the Account is not payable in Dollars or the
                  Account Debtor is not incorporated under the laws of the United States of America or any State thereof or the Account Debtor is located outside (or has its principal place of business or substantially all of its assets outside) the continental United States; or

                           (e) the Account Debtor with respect to such Account
                  (i) is a creditor of Toy Biz, (ii) has or has asserted a right of setoff against Toy Biz, (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account which has not been resolved or (iv) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the Account Debtor, in each case, without duplication, to the extent of the amount owed by Toy Biz to the Account Debtor, the amount of such actual or asserted right of setoff, the amount of such dispute or claim, the amount of such adverse security deposit, progress payment or other similar advance or the amount owed to such taxing authority, as the case may be; or

                           (f) the Account is a chargeback; provided that, to
                  the extent that such chargeback is less than 120 days old, only 50% of such Account shall be deemed to be ineligible;

                           (g) the Account does not comply in all material
                  respects with all requirements of applicable law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                           (h) (i) such Account is not subject to a valid and
                  perfected first priority Lien in favor of the Agent (for the benefit of the Banks), subject to no other Liens or (ii) such Account does not otherwise conform in all material respects to the representations and warranties contained in the Credit Documents; or

                           (i) the Account Debtor with respect to such Account
                  is the United States of America or any department, agency or instrumentality thereof, unless Toy Biz duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Agent.

         In determining the aggregate amount of Accounts from the same Account Debtor that are unpaid more than 90 days from the original date of invoice or more than 60 days from the original due date (or, in the case of Accounts owing from Toys 'r Us with November 10th dating, more than 15 days after the original due date) pursuant to clause (c) above, there shall be excluded the amount of any net credit balances relating to Accounts owing from such Account Debtor with invoice dates more than 60 days from the original due date or 90 days from the original date of invoice (or, in the case of Accounts owing from Toys 'r Us with November 10th dating, more than 15 days after the original due date);

                  "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any State thereof, having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country having total assets in excess of $1,000,000,000; and (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business and which has total assets in excess of $150,000,000;

                  "Eligible In-Transit Inventory" shall mean, at any date with respect to the Included Divisions, all finished goods which are In-Transit, net of any Inventory Reserves and subject to the same eligibility criteria as are set forth in the definition of the term "Eligible Landed Inventory" contained in this subsection 1.1.

                  "Eligible Landed Inventory": shall mean, with respect to the Included Divisions at any date, the amount equal to the value (determined in accordance with the Inventory Valuation Standard and expressed in Dollars) of all inventory located within the continental United States of the Included Divisions (the "Inventory"), net of any Inventory Reserves. Unless otherwise approved from time to time in writing by the Agent, no Inventory shall be "Eligible Landed Inventory" if:

                           (a) such item of Inventory is comprised of (i)
                  componentry or raw materials or (ii) packing, packaging and/or shipping supplies or materials; or

                           (b) such item of Inventory is held on consignment,
                  is owned by Toy Biz or any of its Subsidiaries and has been consigned to other Persons, or is located at, or in the possession of, a vendor of Toy Biz or such Subsidiary; or

                           (c) such item of Inventory is located on a leasehold
                  (including, without limitation, a leased department of a retail store), except to the extent that such Inventory is segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises and the lessor has entered into a landlord's waiver and consent (in form and substance reasonably satisfactory to the Agent) providing to the Agent (i) a waiver of any applicable warehouseman's (or analogous) Lien (whether arising by contract or otherwise),
                  (ii) the right to receive notice of default, (iii) the right to repossess such item of Inventory (without the making of any payment to such landlord) at any time upon the occurrence or during the continuance of a Default or Event of Default and (iv) such other rights as may be reasonably acceptable to the Agent; or

                           (d) such item of Inventory has been returned or
                  rejected by a customer or is in transit to a third party (other than to a warehouse site described in clause (c) above); or

                           (e) such item of Inventory (i) is damaged or not in
                  good condition (to the extent not provided for by Inventory Reserves as described above), (ii) is a sample used for marketing purposes, or (iii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale or (iv) shall be a discontinued item or otherwise be believed by the Agent (using its commercially reasonable judgment, after consultation with Toy Biz) to be not readily usable or salable under the customary terms upon which it usually is sold (with it being presumed that any Inventory which is more than 12 months old is not readily usable or salable under such customary terms); or

                           (f) Toy Biz shall not have good, marketable and
                  unencumbered title as sole owner of such item of Inventory or any claim disputing the title of Toy Biz to, or right to possession of or dominion over, such item of Inventory shall have been asserted; or

                           (g) any representation or warranty contained in this
                  Agreement or in any other Credit Document applicable to either Inventory in general or to any such specific item of Inventory has been breached in any material respect with respect to such item of Inventory; or

                           (h) such item of Inventory is evidenced by an Account; or

                           (i) such item of Inventory is subject to any
                  licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom Toy Biz or any of its Subsidiaries has received notice of a dispute in respect of any such agreement to the extent that such dispute could reasonably be expected to prevent the sale of such item of Inventory; or

                           (j) such item of Inventory is not assignable or a
                  first priority, perfected security interest in such item of Inventory has not been obtained by the Agent pursuant to the Security Agreements; or

                           (k) such item of Inventory is subject to any Lien
                  whatsoever, other than Liens which are permitted to encumber Inventory pursuant to the Loan Documents;

                  "Environmental Laws" shall mean any and all Federal, national, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority within or outside of the United States regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or environmental protection, as now or may at any time hereafter be in effect, including, without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ? 1251 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. ? 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. ? 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ? 9601 et seq. (as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613), the Emergency Planning and Community Right to Know Act ("EPCRKA"), 42 U.S.C. ? 1101 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ? 6901 et seq., the Safe Drinking Water Act ("SDWA"), 42 U.S.C. ? 300F et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ? 2601 et seq., together, in each case, with each amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions therefor;

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time;

                  "Eurocurrency Reserve Requirements" with respect to any Interest Period for any Eurodollar Loan shall mean the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) required to be maintained by a member bank of such System;

                  "Eurodollar Base Rate" with respect to each Eurodollar Loan of each Bank for each Interest Period shall mean the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the foreign currency and exchange operations or eurodollar funding operations of the Administrative Agent are customarily conducted at or about 11:00 A.M. (London time) for delivery on the first day of such Interest Period for the number of days contained therein and in an amount equal to a representative amount of such deposits;

                  "Eurodollar Loan" shall mean each Loan hereunder at such time as it is made and/or being maintained at a rate of interest based upon the Eurodollar Rate;

                  "Eurodollar Rate" with respect to each Eurodollar Loan for each Interest Period shall mean the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to the following:

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default" shall mean any of the events specified in
         Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied;

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended;

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of April 30, 1993 (as amended, supplemented or otherwise modified from time to time), among Toy Biz, certain lenders parties thereto and Chemical Bank, as Administrative Agent;

                  "Federal Funds Effective Rate" for any day, shall mean the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it;

                  "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of a lessee;

                  "Formation and Contribution Agreement" shall mean the Formation and Contribution Agreement, dated as of March 19, 1993, among Old Toy Biz, Isaac

         Perlmutter, Isaac Perlmutter T.A., a Florida trust, Marvel, Avi Arad and Toy Biz (as the same may be amended, supplemented or otherwise modified from time to time);

                  "Fully Satisfied" shall mean, with respect to the Payment Obligations as of any date, that, on or before such date, (a) the principal of and interest accrued to such date on such Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash, (c) the Commitments shall have expired or irrevocably been terminated, and (d) the Undrawn L/C Obligations shall have been Fully Secured.

                  "Fully Secured" shall mean, with respect to any Undrawn L/C Obligations as of any date, that, on or before such date, such Undrawn L/C Obligations shall have been secured by the grant to the relevant Issuer by Toy Biz of a first priority, perfected security interest in, and Lien on, (a) cash in an amount at least equal to the excess of the amount of such Undrawn L/C Obligations over the amount of the Aggregate Commitment on such date or (b) other collateral security which is acceptable to such Issuer and the Majority Banks;

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of, and used in, the preparation of the audited consolidated financial statements referred to in subsection 4.9, except that, with respect to the presentation of financial statements required to be furnished hereunder, GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time;

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States or foreign) and the National Association of Insurance Commissioners;

                  "Guarantees" shall mean the collective reference to the guarantees hereinafter delivered to the Administrative Agent guaranteeing the obligations of Toy Biz to the Banks hereunder;

                  "Hazardous Materials" shall mean any hazardous materials, hazardous wastes, hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including without limitation asbestos, Petroleum Products and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law;

                  "Included Divisions" shall mean the Toy Biz and Spectra divisions of Toy Biz and its domestic Subsidiaries (it being understood that assets attributable to the Colorforms division of Toy Biz shall be deemed not to constitute assets of an Included Division);

                  "Incremental Liability" shall have the meaning assigned to such term in subsection 7.9(f);

                  "Indebtedness" of a Person shall mean (a) indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (b) indebtedness of such Person for the deferred purchase price of services or property, which purchase price
         (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or other written instrument (including, without limitation, any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person), (c) obligations of such Person under Capital Leases, (d) obligations of such Person arising under acceptance facilities, (e) the undrawn face amount of, and unpaid reimbursement obligations in respect of, all letters of credit (including, without limitation, the Letters of Credit) issued for the account of such Person, (f) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (g) all obligations of such Person upon which interest charges are customarily paid, (h) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (i) obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends),
         (j) all executory obligations of such Person in respect of interest rate agreements and foreign exchange and other financial hedge contracts (including, without limitation, equity hedge contracts), (k) the face amount of all bankers' acceptances created for the account of such Person, (l) all Indebtedness of the types referred to in clauses
         (a) through (k) above for which such Person is obligated under a Contingent Obligation and (m) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee;

                  "Indemnified Liabilities" shall have the meaning assigned to such term in subsection 10.5;

                  "Insolvency" shall mean with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA;

                  "Insolvent" shall pertain to a condition of Insolvency;

                  "In-Transit" shall mean, with respect to Inventory, that such Inventory is in-transit from the contract manufacturer with respect thereto to a distribution warehouse;

                  "Intellectual Property" shall have the meaning assigned to such term in subsection 4.15;

                  "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after such Alternate Base Rate Loan is made or Eurodollar Loans are converted to Alternate Base Rate Loans and on each date principal is due, (b) as to any Eurodollar Loan, the last day of the Interest Period with respect thereto and (c) in any event, the Termination Date;

                  "Interest Period" shall mean, (a) initially, with respect to any Eurodollar Loan, the period commencing on the borrowing date or the initial date of conversion with respect to such Eurodollar Loan and ending one, two or three months thereafter as selected by Toy Biz in a notice of borrowing or conversion, as the case may be, as provided herein and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, in any such case as selected by Toy Biz in accordance with the provisions of subsection 3.5; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (x) if any Interest Period relating to a Eurodollar
                  Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                           (y) Toy Biz shall not select an Interest Period
                  relating to any Eurodollar Loan which extends beyond the Termination Date and any Interest Period relating to any Eurodollar Loan that would otherwise extend beyond the Termination Date shall end on such date; and

                           (z) if any Interest Period relating to a Eurodollar
                  Loan begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Working Day of a calendar month;

                  "International Pledge Agreement" shall mean a pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed and delivered by Toy Biz and pledging 65% of the capital stock of Toy Biz International in favor of the Administrative Agent;

                  "Inventory":  as defined in "Eligible Landed Inventory";

                  "Inventory Reserves": the amount equal to the sum of (a) the amount by which the value of the perpetual Inventory on such date exceeds the value of the Inventory on the general ledger on such date,
         (b) any profits or transfer price additions accrued in connection with transfers of such Inventory between Toy Biz and its Subsidiaries or among Subsidiaries of Toy Biz, (c) the amount of any reserve maintained by Toy Biz and its Subsidiaries (consistent with their respective historical practices) for inactive, excess and obsolete inventory, shrinkage, and markdowns and (d) the amount of any accrued and unpaid costs and expenses (such as freight, duty and insurance) required to be paid by Toy Biz and its domestic Subsidiaries in order to take possession at a facility of Toy Biz or any of its domestic Subsidiaries of any Inventory which is In-Transit and which is included in the Borrowing Base;

                  "Inventory Valuation Standard" shall mean at the time of any determination thereof, the lower of:

                  (a) cost (less any appropriate revaluation reserves or reserve for obsolete Inventory and any profits accrued in connection with transfers of Inventory between Toy Biz and its Subsidiaries or between any such Subsidiaries), determined in accordance with the standard cost method of accounting, adjusted to (i) deduct favorable variances from the value of Eligible Landed Inventory, in the event variances under the standard cost method are capitalized and (ii) cause the standard cost of Eligible Landed Inventory to approximate actual cost, in the event that variances under the standard cost method are expensed;
                      and

                  (b) the fair market value of the Eligible Landed
                      Inventory at such time (expressed in Dollars);

                  "IPO" shall mean the initial public offering of common stock of Toy Biz contemplated by the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 12, 1994;

                  "Issuer" shall mean The Chase Manhattan Bank, in its capacity as issuer of any Letter of Credit;

                  "L/C Commitment" shall be $2,000,000;

                  "L/C Fee Payment Date" shall be the last day of each March, June, September and December;

                  "L/C Obligations" shall mean, at any time, the collective reference to (o) the aggregate amount of the Undrawn L/C Obligations then outstanding and (b) the aggregate amount of the then unreimbursed Reimbursement Obligations;

                  "L/C Participants" shall mean the collective reference to all the Banks other than the Issuer;

                  "Letters of Credit" shall have the meaning assigned to it in subsection 2A.1(a);

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, (a) any conditional sale or other title retention agreement, (b) any financing lease having substantially the same economic effect as any of the foregoing, (c) the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing and (d) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities (other than, in the case of securities other than the capital stock of any Subsidiary of Toy Biz, pursuant to normal settlement terms));

                  "Loan" and "Loans" shall have the meanings assigned to such terms in subsection 2.1;

                  "Majority Banks" shall mean, at any date, the holders of at least 66-2/3% of the Aggregate Commitment in effect on such date; or if the Aggregate Commitment has been terminated or reduced to zero, the holders of at least 66-2/3% of the aggregate unpaid principal amount of the Notes on such date;

                  "Marvel" shall mean Marvel Entertainment Group, Inc., a Delaware Corporation;

                  "Master Toy License Agreement" shall mean the License Agreement, dated April 30, 1993, by and between Toy Biz and Marvel, as amended on December 1, 1994 and as further amended on February 14, 1995;

                  "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, assets, operations, condition (financial or otherwise) or prospects of Toy Biz and its Subsidiaries taken as a whole, (b) the ability of Toy Biz and each of its Subsidiaries to perform its obligations under the Credit Documents or (c) the rights and remedies available to the Administrative Agent and/or the Banks under any Credit Document;

                  "Multiemployer Plan" shall mean a Plan (other than a welfare plan as defined in Section 3(1) of ERISA) which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA;

                  "Net Cash Proceeds" shall mean in connection with any issuance by Toy Biz or any of its Subsidiaries of any equity securities, the cash proceeds received from such issuance, net of investment banking fees, legal fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith;

                  "New Preferred Stock" shall mean the preferred stock of Toy Biz to be issued in connection with the purchase of certain assets of Spectra Star, Inc., which preferred stock shall have terms substantially similar to those set forth in Exhibit A to the First Amendment and Consent Number 1, dated as of August 29, 1995, to this Agreement;

                  "Note" shall have the meaning assigned to such term in subsection 2.2(c);

                  "Old Toy Biz" shall mean Toy Biz, Inc., a Delaware corporation controlled by Isaac Perlmutter;

                  "Parent" shall have the meaning assigned to such term in subsection 6.8;

                  "Participants" shall have the meaning assigned to such term in subsection 10.6(b);

                  "Patent" shall have the meaning ascribed thereto in the Toy Biz Security Agreement;

                  "Payment Obligations" shall mean (a) all principal, interest, fees, charges, expenses, attorneys' fees and disbursements, indemnities and any other amounts payable by any Person under any Credit Document and (b) any amount in respect of any of the foregoing that the Administrative Agent or any Bank, in its sole discretion, may elect to pay or advance under this Agreement on behalf of such Person after the occurrence and during the continuance of a Default or an Event of Default;

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA;

                  "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature;

                  "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof;

                  "Plan" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which Toy Biz or a Commonly Controlled Entity is (or, if such plan was terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA;

                  "Potential Withdrawal Liability" shall have the meaning assigned to such term in subsection 4.8;

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced);

                  "Purchasing Banks" shall have the meaning assigned to such term in subsection 10.6(c)(ii);

                  "Register" shall have the meaning assigned to such term in subsection 10.6(d);

                  "Reimbursement Obligation" shall mean the obligation of Toy Biz to reimburse the Issuer pursuant to subsection 2A.5(a) for amounts drawn under Letters of Credit;

                  "Reorganization" shall mean with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA;

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ? 2615;

                  "Requirement of Law" for any Person shall mean the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject;

                  "Responsible Officer" shall mean any officer at the level of Vice President or higher of Toy Biz, or, with respect to financial matters, the Chief Financial Officer, Chief Accounting Officer or Treasurer of Toy Biz;

                  "Security Documents" shall mean the Toy Biz Security Agreement, each Subsidiary Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a security interest in any asset or assets of any Person to secure the Payment Obligations of Toy Biz hereunder and under the Notes, or to secure any guarantee of any such Payment Obligations;

                  "Single Employer Plan" shall mean any Plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA;

                  "Spectra Division Seasonal Reserve" shall mean, with respect to any Borrowing Base Certificate due during the period from March 1 through July 31 of each year, the greater of (i) 25% of the prior month's sales of the Spectra division and (ii) $500,000;

                  "Standby Letter of Credit" shall have the meaning assigned to it in subsection 2A.1(b);

                  "Stockholders' Agreement" shall have the meaning assigned to such term in subsection 5.1(d).

                  "Subordinated Debt" shall mean the collective reference to the Entertainment Note and the Perlmutter Note as each such term is defined in the Formation and Contribution Agreement;

                  "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Toy Biz and all references to a "wholly owned Subsidiary" or to "wholly pledged Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Toy Biz of which Toy Biz directly or indirectly owns all of the capital stock (other than directors' qualifying shares);

                  "Subsidiary Guarantee" shall mean the Subsidiary Guarantee substantially in the form of Exhibit B;

                  "Subsidiary Security Agreement" shall mean the Subsidiary Security Agreement substantially in the form of Exhibit E;

                  "Taxable Bank" shall have the meaning assigned to such term in subsection 3.10(d);

                  "Taxes" shall have the meaning assigned to such term in subsection 3.10(a);

                  "Termination Date" shall mean the earliest of (a) February 21, 1999, (b) the date upon which Toy Biz or any of its Subsidiaries is merged or consolidated with or into

         Marvel Entertainment Group, Inc. (or any of its Affiliates or Subsidiaries) pursuant to the Plan of Reorganization of Marvel Entertainment Group, Inc. described in the Disclosure Statement approved by the United States Bankruptcy Court for the District of Delaware on March 13, 1998, as the same may be amended, supplemented or otherwise modified from time to time and (c) such earlier date upon which the Commitments shall terminate in accordance with the terms hereof;

                  "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it;

                  "Toy Biz" shall have the meaning assigned to such term in the recitals hereto;

                  "Toy Biz Division Seasonal Reserve" shall mean, with respect to any Borrowing Base Certificate due during the period from October 1 through January 31 of each year, the greater of (i) 25% of the prior month's sales of the Toy Biz division and (ii) $6,000,000;

                  "Toy Biz Pledge Agreement" shall mean the Toy Biz Pledge Agreement substantially in the form of Exhibit C;

                  "Toy Biz International" shall mean Toy Biz International Ltd., a Hong Kong corporation and a Subsidiary of Toy Biz;

                  "Toy Biz Security Agreement" shall mean the Toy Biz Security Agreement, to be executed and delivered by Toy Biz in favor of the Administrative Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time;

                  "Toy Biz Stock Option Plan" shall mean the Toy Biz 1995 Stock Option Plan;

                  "Trademark" shall have the meaning ascribed thereto in the Toy Biz Security Agreement;

                  "Tranche" shall be the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day);

                  "Transferee" shall have the meaning assigned to such term in subsection 10.6(f);

                  "Undrawn L/C Obligations" shall mean the portion, if any, of the Payment Obligations constituting the contingent obligation of Toy Biz to reimburse each Issuer in respect of the then undrawn and unexpired portions of the Letters of Credit issued by such Issuer pursuant to subsection 2A.5;

                  "Unfunded Pension Amount" shall have the meaning assigned to such term in subsection 4.8;

                  "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York;

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, as the same may be amended from time to time;

                  "Warehouse Fee Reserve" shall mean, at any date, the amount equal to (a) three months of warehouse fees for Inventory of the Included Divisions (based on average fees for the immediately preceding twelve month period) plus (b) at any date occurring during the period from December 1 through February 28 of each year, $100,000;

                  "Work" shall mean any work which is or may be subject to copyright protection pursuant to Title 17 of the United States Code; and

                  "Working Day" shall mean any Business Day other than a Business Day on which commercial banks in London, England are authorized or required by law to close.

 . (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Security Documents, any other Credit Document or any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein.

                  (b) As used herein, in the Notes, in the Security Documents, in the other Credit Documents and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement, the Notes, any Security Documents or any other Credit Document shall refer to this Agreement, such Note, such Security Document or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement, such Note, such Security Document or such other Credit Document, as the case may be; and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

                  SECTION 2. AMOUNTS AND TERMS OF COMMITMENTS

                  2.1 Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make loans in Dollars (individually, a "Loan"; collectively, the "Loans") to Toy Biz from time to time during the period from the Closing Date to the Termination Date in an aggregate principal amount at any one time outstanding which, when added to such Bank's Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount equal to the lesser of (a) the Commitment Percentage of such Bank times the Aggregate Commitment as of such date, but in no event more than the Commitment of such Bank and (b) the Commitment Percentage of such Bank times the Borrowing Base then in effect. During the period commencing on the Closing Date and ending on the Termination Date, Toy Biz may use the Commitments by borrowing, repaying the Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                  2.2 Obligations of Toy Biz. (a) Toy Biz agrees that each Loan made by each Bank pursuant hereto shall constitute the unconditional promise and obligation of Toy Biz to pay to the Administrative Agent, for the benefit of such Bank, at the office of the Administrative Agent, 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds the aggregate unpaid principal amount of all Loans made by such Bank pursuant to subsection 2.1, which amounts shall be due and payable (whether at maturity or by acceleration) as set forth in this Agreement and, in any event, on the Termination Date.

                  (b) Toy Biz agrees that each Bank is authorized to record (i) the date and amount of each Loan made by such Bank pursuant to subsection 2.1,
(ii) the date of each interest rate conversion pursuant to subsection 3.5 and the principal amount subject thereto, (iii) the date and amount of each payment or prepayment of principal of each Loan and (iv) in the case of each Eurodollar Loan, the interest rate and Interest Period, in the books and records of such Bank and in such manner as is reasonable and customary for such Bank and a certificate of an officer of such Bank, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recording shall not in any way affect the Payment Obligations of Toy Biz hereunder.

                  (c) Toy Biz agrees that, upon the request to the Administrative Agent by any Bank at any time, such Bank's Loans shall be evidenced by a promissory note of Toy Biz, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note"), payable to the order of such Bank and representing the obligation of Toy Biz to pay a principal amount equal to the amount of the Commitment of such Bank or, if less, the aggregate unpaid principal amount of all Loans made by such Bank, with interest on the unpaid principal amount thereof from time to time outstanding under such Note as prescribed in subsection 3.4. Upon the request to the Administrative Agent by any Bank at any time, Toy Biz shall execute and deliver to such Bank two Notes, one of which shall evidence the portion of such Bank's Loans represented by Eurodollar Loans, and the other which shall evidence the portion of such Bank's Loans represented by Alternate Base Rate Loans.

                  2.3 Procedure for Borrowing Loans. (a) Toy Biz may request a borrowing from time to time under the Aggregate Commitment prior to the Termination Date on any Business Day (if the Loans to be borrowed are Alternate Base Rate Loans) or on any Working Day (if the Loans to be borrowed are Eurodollar Loans) by giving irrevocable notice to the

Administrative Agent, specifying (i) the aggregate principal amount to be borrowed, (ii) the requested borrowing date, (iii) whether the Loans to be borrowed are to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof and, if a combination, the respective aggregate amount of each type of borrowing and (iv) if the Loans to be borrowed are Eurodollar Loans, the length of the Interest Period or Interest Periods applicable thereto. Any such notice of borrowing must be signed by a Responsible Officer of Toy Biz and be received by the Administrative Agent prior to 11:00 A.M., New York City time, three Working Days prior to the requested borrowing date, in the case of Eurodollar Loans, and one Business Day prior to the requested borrowing date, in the case of Alternate Base Rate Loans. Each borrowing under the Commitments shall be in an aggregate principal amount equal to the lesser of (x) $1,500,000 or a whole multiple of $500,000 in excess thereof (in the case of Eurodollar Loans) or $1,000,000 or a whole multiple of $100,000 in excess thereof (in the case of Alternate Base Rate Loans) or (y) the Available Commitment. Upon receipt of any such notice, the Administrative Agent will promptly notify each Bank thereof. Each Bank will make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 10.2 (or at such other location as the Administrative Agent may direct), by 1:00 P.M., New York City time, on the requested borrowing date, an amount equal to the Commitment Percentage of such Bank times the aggregate amount of Loans requested to be borrowed on such date, in funds immediately available to the Administrative Agent. The proceeds of Loans received by the Administrative Agent hereunder shall promptly be made available to Toy Biz by the Administrative Agent's crediting the account of Toy Biz, at the office of the Administrative Agent specified in subsection 10.2, with the aggregate amount actually received by the Administrative Agent from the Banks and in like funds as received by the Administrative Agent.

                  (b) The failure of any Bank to make the Loan to be made by it on any requested borrowing date shall not relieve any other Bank of its obligation hereunder to make its Loan on such borrowing date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on such borrowing date.

                  2.4 Use of Proceeds of Loans. The proceeds of the Loans hereunder shall be used by Toy Biz for working capital and other general corporate purposes of Toy Biz and its Subsidiaries.

 .                 2.5  [INTENTIONALLY OMITTED]

                  SECTION 2A. LETTERS OF CREDIT

                  2A.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuer, in reliance on the agreements of the other Banks set forth in subsection 2A.4(a) agrees to issue letters of credit ("Letters of Credit") for the account of Toy Biz on any Business Day in such form as may reasonably be approved from time to time by the Issuer; provided that the Issuer shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Commitment would be less than zero or (iii) the Aggregate Outstanding Extensions of Credit of all Banks will exceed the Borrowing Base then in effect.

                  (b)  Each Letter of Credit shall:

                           (i) be denominated in Dollars and shall be either
         (1) a standby letter of credit issued to support obligations of Toy Biz, contingent or otherwise, the payment of which Toy Biz would be permitted to utilize the proceeds of Loans hereunder (a "Standby Letter of Credit"), or (2) a commercial letter of credit issued in respect of the purchase of goods or services by Toy Biz and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit") and

                           (ii) expire no later than five days prior to the Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuer shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuer or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  2A.2 Procedure for Issuance of Letters of Credit. Toy Biz may from time to time request that the Issuer issue a Letter of Credit by delivering to the Issuer at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuer, and such other certificates, documents and other papers and information as the Issuer may reasonably request. Upon receipt of any Application, the Issuer will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuer be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuer and Toy Biz. The Issuer shall furnish a copy of such Letter of Credit to Toy Biz promptly following the issuance thereof.

                  2A.3 Fees, Commissions and Other Charges. (a) Toy Biz shall pay to the Agent, for the account of the Issuer and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at the rate per annum equal to 1% on the face amount of each such Letter of Credit, calculated on the basis of a 365 day (or 366 day, as the case may be) year. In addition, a fronting fee shall be payable to the Issuer, for its own account, in the amount equal to 1/4 of 1% per annum on the face amount of each Letter of Credit. Such commissions shall be payable quarterly, in advance, on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter while such Letter of Credit remains outstanding and shall be nonrefundable.

                  (b) In addition to the foregoing fees and commissions, Toy Biz shall pay or reimburse the Issuer for such normal and customary costs and expenses as are incurred or charged by the Issuer in issuing, effecting payment under, amending, negotiating or otherwise administering any Letter of Credit.

                  (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuer and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                  2A.4 L/C Participations. (a) The Issuer irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuer to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuer, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuer thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuer that, if a draft is paid under any Letter of Credit for which the Issuer is not reimbursed in full by Toy Biz in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuer upon demand at the Issuer's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to the Issuer pursuant to paragraph 2A.4(a) in respect of any unreimbursed portion of any payment made by the Issuer under any Letter of Credit is paid to the Issuer within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuer on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuer, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 2A.4(a) is not in fact made available to the Issuer by such L/C Participant within three Business Days after the date such payment is due, the Issuer shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Issuer submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuer has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2A.4(a), the Issuer receives any payment related to such Letter of Credit (whether directly from Toy Biz or otherwise, including proceeds of collateral applied thereto by the Issuer), or any payment of interest on account thereof, the Issuer will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuer shall be required to be returned by the Issuer, such L/C Participant shall return to the Issuer the portion thereof previously distributed by the Issuer to it.

                  2A.5 Reimbursement Obligation of Toy Biz (a) Toy Biz agrees to reimburse the Issuer on each date on which the Issuer notifies Toy Biz of the date and amount of a draft presented under any Letter of Credit and paid by the Issuer for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuer in connection with such payment. Each such payment shall be made to the Issuer at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by Toy Biz under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue.

                  (c) Each drawing under any Letter of Credit shall constitute a request by Toy Biz to the Agent for a borrowing pursuant to subsection 2.3 of Alternate Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  2A.6 Obligations Absolute. (a) Toy Biz's obligations under this Section 2A shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which Toy Biz may have or have had against the Issuer or any beneficiary of a Letter of Credit.

                  (b) Toy Biz also agrees with the Issuer that the Issuer shall not be responsible for, and Toy Biz's Reimbursement Obligations under subsection 2A.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among Toy Biz and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of Toy Biz against any beneficiary of such Letter of Credit or any such transferee.

                  (c) The Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuer's gross negligence or willful misconduct.

                  (d) Toy Biz agrees that any action taken or omitted by the Issuer under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on Toy Biz and shall not result in any liability of the Issuer to Toy Biz.

                  2A.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuer shall promptly notify Toy Biz of the date and amount thereof. The responsibility of the Issuer to Toy Biz in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  2A.8 Application. Except to the extent the Majority Banks and the Issuer otherwise agree, to the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2A, the provisions of this Section 2A shall apply.

               SECTION 3. PROVISIONS RELATING TO THE LOANS; FEES
                                  AND PAYMENTS

                  3.1 Voluntary Termination or Reduction of Commitments.(a) Toy Biz shall have the right at any time, upon not less than five Business Days' notice to the Administrative Agent, to terminate or, from time to time, reduce the Aggregate Commitment, with any such voluntary reduction being in an amount equal to the lesser of (i) $1,500,000 or a whole multiple of $500,000 in excess thereof and (ii) the Aggregate Commitment then in effect. Any such termination or reduction shall permanently terminate or reduce, as the case may be, the Aggregate Commitment then in effect.

                  (b) Any termination of the Aggregate Commitment pursuant to subsection 3.1(a) shall be accompanied by prepayment in full (together with accrued interest thereon through the date of such prepayment) by Toy Biz of any Loans then outstanding and payment of any other amounts necessary to cause the Payment Obligations with respect to the Loans and the L/C Obligations to be Fully Satisfied.

                  3.2 Optional Prepayments. Toy Biz may, at any time and from time to time, prepay the Loans then outstanding, in whole or in part, without premium or penalty (other than amounts payable pursuant to subsection 3.9), upon at least three Working Days' irrevocable notice to the Administrative Agent, in the case of Eurodollar Loans, and one Business Day's irrevocable notice to the Administrative Agent, in the case of Alternate Base Rate Loans, specifying (a) the Loans to be prepaid, (b) the date and amount of such prepayment and (c) whether the prepayment is of Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount of prepayment allocable to each (and, with respect to such Eurodollar Loans, each Tranche thereof). Upon receipt of any such notice, the Administrative Agent will promptly notify each Bank thereof. If any such notice is given, Toy Biz will make the prepayment specified therein, and such prepayment shall be due and payable on the date specified therein. Each partial prepayment of the Loans pursuant to this subsection 3.2 shall be in an amount equal to the lesser of (x) $1,500,000 or a whole multiple of $500,000 in excess thereof and (y) the aggregate principal amount of the Loans then outstanding.

                  3.3 Mandatory Prepayments and Commitment Reductions. (a) On the Termination Date, the Aggregate Commitment shall terminate and Toy Biz shall cause all Payment Obligations to be Fully Satisfied.

                  (b) If, at any time and from time to time, the Aggregate Outstanding Extensions of Credit of all Banks then outstanding exceeds the Aggregate Commitment (including, without limitation, as a result of any permanent reduction in the Aggregate Commitment provided for in subsection 3.1 or this subsection 3.3) or the Borrowing Base then in effect, Toy Biz shall immediately repay the Loans and cash collateralize the L/C Obligations by the amount equal to such excess.

                  (c) If Toy Biz or any of its Subsidiaries shall receive any Net Cash Proceeds as a result of the sale or issuance of equity securities (other than in connection with (i) the IPO and (ii) stock options outstanding on the date hereof or hereafter issued in connection with the Toy Biz Stock Option Plan) or the incurrence of Indebtedness (other than any Indebtedness incurred in reliance upon the provisions of subsection 7.1), then the Aggregate Commitment shall immediately be reduced (and, to the extent that a Default or Event of Default is then continuing, the Loans shall be repaid and the L/C Obligations shall be cash collateralized) by an amount equal to such Net Cash Proceeds.

                  (d) If Toy Biz or any of its Subsidiaries shall receive any Net Cash Proceeds from the sale, lease or other disposition by Toy Biz or any of its Subsidiaries of any assets, other than assets sold in reliance upon the provisions of subsection 7.5, then the Aggregate Commitment shall immediately be reduced (and, to the extent that a Default or Event of Default is then continuing, the Loans shall be repaid and the L/C Obligations shall be cash collateralized) by an amount equal to such Net Cash Proceeds.

                  (e) If Toy Biz or any of its Subsidiaries shall receive any payments of principal under the Colorforms Note, then the Aggregate Commitment shall immediately be reduced (and, to the extent that a Default or Event of Default is then continuing, the Loans shall be repaid and the L/C Obligations shall be cash collateralized) by the amount equal to such payment.

                  3.4 Interest Rate and Payment Dates. (a) The Eurodollar Loans shall bear interest on the unpaid principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

                  (b) The Alternate Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (c) If all or a portion of any amount owing hereunder shall not be paid when due, then, for so long as such amount remains unpaid, (i) if the overdue amount represents principal, such overdue amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to subsection 3.4(a) or (b), as the case may be, and
(ii) if the overdue amount represents overdue interest, fees or other amounts (other than the amounts described in clause (i) of this paragraph (c)) due under the Credit Documents, such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 3%. During such time as any principal of or interest on any Eurodollar Loans remains unpaid, such Eurodollar Loans shall be converted to Alternate Base Rate Loans at the end of the respective Interest Periods applicable thereto.

                  (d) Interest on each Loan accrued to but not including each Interest Payment Date applicable thereto shall be payable in arrears on such Interest Payment Date; provided, however, that interest accruing on the principal of or (to the extent permitted by applicable law) interest or any other amount payable in connection with any Loan not paid when due (whether at stated maturity, by acceleration or otherwise), shall be payable from time to time upon demand of the Administrative Agent.

                  3.5 Conversion Options, Minimum Tranches and Maximum Interest Periods. (a) Toy Biz may elect from time to time to convert outstanding Loans from Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election. Toy Biz may elect from time to time and at any time to convert outstanding Loans from Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' irrevocable notice of such election; provided that no Loans may be converted to Eurodollar Loans when any Default or Event of Default has occurred and is continuing. Upon receipt of such notice, the Administrative Agent shall promptly notify each Bank which has made Loans affected by such notice thereof. On the date on which such conversion is being made, each Bank shall take such action as is necessary to effect such conversion. All or any part of the outstanding Eurodollar Loans or Alternate Base Rate Loans may be converted as provided herein.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of an Interest Period with respect thereto by Toy Biz's giving the Administrative Agent at least three Working Days' irrevocable notice for continuation thereof; provided that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, and, instead, such Eurodollar Loans shall be automatically converted to an Alternate Base Rate Loan on the last day of the Interest Period for which a Eurodollar Rate was determined by the Administrative Agent prior to the Administrative Agent's obtaining knowledge of such Default or Event of Default. The Administrative Agent shall notify the relevant Banks promptly that such automatic conversion shall occur.

                  (c) In the event that a timely notice of conversion or continuation with regard to Eurodollar Loans is not given in accordance with this subsection 3.5, then, unless the Administrative Agent shall have received timely notice in accordance with subsection 3.2 that Toy Biz elects to prepay such Eurodollar Loans on the last day of such Interest Period, Toy Biz shall be deemed irrevocably to have requested that such Eurodollar Loans be converted into Alternate Base Rate Loans on the last day of such Interest Period.

                  (d) Any borrowing or continuation of Eurodollar Loans, or conversion to or from Eurodollar Loans, or payments or prepayments of Eurodollar Loans, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of each Tranche of Eurodollar Loans shall be $1,500,000 or a whole multiple (to the extent possible) of $500,000 in excess thereof, (ii) the aggregate principal amount of all Alternate Base Rate Loans shall be $1,000,000 or a whole multiple (to the extent possible) of $100,000 in excess thereof and
(iii) there shall not be more than three Tranches of Eurodollar Loans at any one time outstanding.

                  3.6 Inability to Determine Interest Rate. (a) In the event that the Administrative Agent shall have determined (which determination, in the absence of manifest error, shall be conclusive and binding upon Toy Biz) that by reason of circumstances affecting the relevant interbank eurocurrency market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that Toy Biz has requested be made as Eurodollar Loans, (ii) a Eurodollar Loan that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans, or (iii) the continuation of a Eurodollar Loan as such for an additional Interest Period (any such Loan described in clauses (i), (ii) or (iii) of this subsection 3.6(a) being herein called an "Affected Loan"), the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination, confirmed in writing, to Toy Biz and the Banks at least two Business Days prior to, as the case may be, the borrowing date for such Loan, the conversion date for such Alternate Base Rate Loan or the last day of the Interest Period applicable to such Loan. Unless Toy Biz shall have notified the Administrative Agent promptly upon receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding such Affected Loans, then any requested Eurodollar Loan shall be made as, continued as, or converted into an Alternate Base Rate Loan, as the case may be. Until any such notice has been withdrawn by the Administrative Agent, no further Affected Loans shall be made.

                  (b) In the event that the Majority Banks determine that the rate quoted by the Administrative Agent does not accurately reflect the cost of making or maintaining any Loans that Toy Biz has requested be made or continued as or converted to Eurodollar Loans, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination to Toy Biz on or before the requested borrowing, conversion or continuation date for such Loans or the next succeeding Interest Period for such Loans. Unless Toy Biz shall have notified the Administrative Agent promptly after receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding such Loans, then any such Eurodollar Loans shall be made as or converted to Alternate Base Rate Loans.

                  3.7 Illegality. Notwithstanding any other provision herein, if any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement or to accept deposits in order to make or maintain such Eurodollar Loans, (a) such Bank shall promptly notify the Administrative Agent and Toy Biz thereof, (b) the agreements of such Bank hereunder to make or convert to Eurodollar Loans shall be suspended forthwith and (c) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall automatically become Alternate Base Rate Loans for the duration of the respective Interest Periods applicable thereto (or, if permitted by applicable law, at the end of such Interest Periods). Toy Biz agrees promptly to pay to any Bank any additional amounts necessary to compensate such Bank for any costs incurred by such Bank as a consequence of Toy Biz making any conversion in accordance with this subsection 3.7, including, without limitation, any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans. A certificate as to any such costs payable pursuant to this subsection
3.7 submitted by an officer of any Bank, through the Administrative Agent, to Toy Biz shall be conclusive, in the absence of manifest error.

                  3.8 Requirements of Law; Changes of Law. (a) In the event that the adoption of or any change in law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) issued after the date hereof from any central bank or other Governmental
Authority:

                  (i) imposes upon any Bank any tax of any kind whatsoever with respect to this Agreement, its Notes, any Letter of Credit, any Application or any Loan, or changes the basis of taxation of payments to such Bank of principal, commitment fee, interest or any other amount payable hereunder (except for (x) income and franchise taxes imposed on such Bank by the jurisdiction under the laws of which such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which any office of such Bank is located or any political subdivision or taxing authority thereof or therein, (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes payable by Banks subject to such other system of taxation are not generally charged to borrowers from such Banks having loans or advances bearing interest at a rate similar to the Eurodollar Rate and
         (z) taxes imposed by way of deduction or withholding, which shall be exclusively governed by subsection 3.10);

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan or similar requirement against any Loan made, or assets held by, or credit extended by, or deposits or other liabilities in or for the account of, or acquisition of funds by or for the account of, any office of such Bank, which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) imposes on such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining Loans or issuing or participating in Letters of Credit or to reduce any amount receivable by it in respect of its Eurodollar Loans, then, in any such case, Toy Biz shall promptly pay such Bank any additional amounts necessary to compensate such Bank for such additional cost or reduced amount receivable as reasonably determined by such Bank with respect to this Agreement, its Notes, its Letters of Credit or its Loans after taking into account any amounts paid or payable pursuant to subsection 3.10(a). If a Bank becomes entitled to claim any additional amounts pursuant to this subsection 3.8(a), it shall promptly notify Toy Biz, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by an officer of a Bank, through the Administrative Agent, to Toy Biz shall be conclusive, in the absence of manifest error.

                  (b) In the event that any Bank shall have determined that the adoption of any law, rule, regulation or guideline adopted pursuant to or arising out of the International Convergence of Capital Measurement and Capital Standards or of any Requirement of Law otherwise regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount which is reasonably deemed by such Bank to be material, then from time to time, promptly after submission by such Bank, through the Administrative Agent, to Toy Biz of a written request therefor, Toy Biz shall promptly pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

                  (c) The agreements in this subsection 3.8 shall survive the termination of this Agreement and payment of the Loans, the Reimbursement Obligations and the Notes and all other amounts payable hereunder.

                  3.9 Indemnity. Toy Biz agrees to promptly pay and indemnify each Bank for, and to hold such Bank harmless from, any loss or expense which such Bank may sustain or incur in its reemployment of funds obtained in connection with the making or maintaining of, or converting to, Eurodollar Loans as a consequence of (a) any default by Toy Biz in borrowing such Eurodollar Loans or in converting Alternate Base Rate Loans to Eurodollar Loans after Toy Biz has given a notice in respect thereof or (b) any failure by Toy Biz to prepay Eurodollar Loans after Toy Biz has given notice in respect thereof or (c) any payment, prepayment (whether optional or mandatory) or conversion (whether optional or mandatory) of any Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto. Without limiting the effect of the foregoing, Toy Biz agrees to pay to each Bank an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount paid, prepaid or not borrowed for (A) the period from the date of such payment or prepayment to the last day of the Interest Period applicable to such Eurodollar Loan or (B) in the case of a failure to borrow or to convert, the Interest Period applicable to such Eurodollar Loan which would have commenced on the date specified for such borrowing or conversion, at the applicable rate of interest for such Eurodollar Loan provided for herein exclusive of any margin applicable thereto minus (ii) the interest component of the amount such Bank would have bid in the London interbank market in respect of such Loan if such Loan were to be made on the date of such payment, prepayment, failure to borrow or failure to convert, as the case may be. A certificate as to any additional amounts payable pursuant to this subsection 3.9 submitted by an officer of a Bank, through the Administrative Agent, to Toy Biz shall be conclusive, absent manifest error. The agreements in this subsection 3.9 shall survive termination of this Agreement and payment of the Loans and the Notes and all other amounts payable hereunder.

                  3.10 Taxes. (a) All payments made by Toy Biz under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp, documentary, property, excise or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, income and franchise taxes imposed on the Administrative Agent or such Bank by the jurisdiction under the laws of which the Administrative Agent or such Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the Notes or the Letters of Credit, the amounts so payable to the Administrative Agent or such Bank shall (without any obligation on the part of Toy Biz to pay such amounts ratably in accordance with the provisions of subsection 3.13) be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by Toy Biz, as promptly as possible thereafter, Toy Biz shall send to the Administrative Agent, for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt or other evidence reasonably satisfactory to the Administrative Agent showing payment thereof. If Toy Biz fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Toy Biz shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. If any Taxes are paid by the Administrative Agent or any Bank to any Governmental Authority, Toy Biz shall indemnify the Administrative Agent or such Bank, as the case may be (within 30 days after demand therefor upon Toy Biz), for any amounts so paid.

                  (b) Except as Toy Biz shall otherwise consent, each Bank hereby severally (but not jointly) represents that, under applicable law and treaties in effect on the date of this Agreement, no United States Federal taxes will be required to be withheld by the Administrative Agent or Toy Biz with respect to any payments to be made to such Bank in respect of this Agreement. Each Bank which itself is not incorporated under the laws of the United States of America or a state thereof or which is lending from an office that is not incorporated under the laws of the United States of America or a state thereof agrees severally (but not jointly) that, prior to the Closing Date, it will deliver to Toy Biz and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive all payments under this Agreement and the Notes and Letters of Credit payable to it, without deduction or withholding of any United States Federal income taxes. Each Bank which delivers to Toy Biz and the Administrative Agent a Form 1001 or 4224, or successor applicable form, pursuant to the immediately preceding sentence, further undertakes to deliver to Toy Biz and the Administrative Agent two further completed copies of said Form 1001 or 4224, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Toy Biz and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by Toy Biz and the Administrative Agent, certifying that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, unless in any such case any change in law, rule, regulation, treaty or directive, or in the interpretation or application thereof, has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Toy Biz that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax. Notwithstanding any provision of subsection 3.10(a) to the contrary, Toy Biz shall have no obligation to pay any amount to or for the account of any Bank on account of any Taxes pursuant to subsection 3.10(a) (including, without limitation, the second sentence thereof) to the extent that such amount results from (i) the failure of any

Bank to comply with its obligations pursuant to this subsection 3.10(b) (or, in the case of any Transferee, pursuant to subsection 10.6(g)) or (ii) any representation or warranty made or deemed to be made by any Bank pursuant to this subsection 3.10(b) (or, in the case of any Transferee pursuant to subsection 10.6(g)) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

                  (c) Each Bank agrees to use reasonable efforts (including reasonable efforts to change the office in which it is booking its Loans) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection 3.10; provided, however, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material or otherwise be deemed by such Bank to be disadvantageous to it or contrary to its policies.

                  (d) In the event that such reasonable efforts pursuant to subsection 3.10(c) are insufficient to avoid all withholding taxes which would be payable pursuant to this subsection 3.10, then such Bank (the "Taxable Bank") shall use its best efforts to transfer to any other Bank (which is not subject to such withholding taxes) its Loans and Commitments hereunder; provided, however, that such transfer shall not be deemed by such Taxable Bank, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Taxable Bank is unable, or otherwise is unwilling, so to transfer its Loans and Commitments, Toy Biz may designate an alternate bank to purchase the Taxable Bank's Loans and Commitments and, subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Taxable Bank shall transfer its Loans and Commitments to such alternate bank and such alternate bank shall become a Bank hereunder.

                  (e) The agreements in this subsection 3.10 shall survive the termination of this Agreement and the payment of the Loans, the Reimbursement Obligations and Notes, and all other amounts payable hereunder.

                  3.11 Fees. (a) Toy Biz agrees to pay to the Administrative Agent, for the account of each Bank, a commitment fee in the amount equal to 3/8 of 1% per annum on the amount equal to the Commitment Percentage of such Bank times the average daily Available Commitment during the period for which such fee is payable. Such commitment fee of (a) Chemical Bank shall accrue from January 13, 1995, and (b) each other Bank shall accrue from February 2, 1995. Such commitment fee shall be payable on the Closing Date and in arrears on (a) the last day of each March, June, September and December and (b) the Termination Date. During the period prior to the Closing Date, the commitment fee payable to Chemical Bank and each other Bank shall be paid net of any commitment fee payable for the account of such Bank for such period under the Existing Credit Agreement.

                  (b)  [Intentionally Omitted].

                  (c) Toy Biz agrees to pay to the Administrative Agent, for its own account, any administrative fees as agreed between Toy Biz and the Administrative Agent in writing from time to time.

                  3.12 Computation of Interest and Fees. (a) Interest in respect of Alternate Base Rate Loans bearing interest at a rate based upon the Prime Rate and commitment fees shall be calculated on the basis of a 365 or 366-day year, as the case may be, for the actual days elapsed. Interest in respect of Alternate Base Rate Loans bearing interest at a rate based upon the Federal Funds Effective Rate or the Base CD Rate and Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent will, as soon as practicable, notify Toy Biz and the Banks of each determination of a Eurodollar Rate and of any change in the Alternate Base Rate and the effective date thereof. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  (b) Except as set forth in subsection 3.6, each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Toy Biz and the Banks, in the absence of manifest error.

                  3.13 Pro Rata Treatment and Payments. (a) Except as otherwise provided in subsections 3.8, 3.9 and 3.10, each borrowing by Toy Biz from the Banks hereunder, each payment by Toy Biz on account of any commitment fee hereunder and any reduction of the Aggregate Commitment shall be made pro rata according to the respective Commitment Percentages of the Banks. Each payment (including each prepayment) by Toy Biz on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Banks. All payments (including prepayments) to be made by Toy Biz hereunder and under the Notes and the Letter of Credit, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a borrowing that such Bank will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Toy Biz a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Bank makes such amount immediately available to the Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days of such borrowing date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from Toy Biz.

                  3.14 Payments on Account of Loans, Reimbursement Obligations and Fees. All payments and prepayments on account of Loans, Reimbursement Obligations and fees hereunder shall be made in Dollars.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks and the Administrative Agent to enter into this Agreement and to make the Loans and issue or participate in Letters of Credit hereunder, Toy Biz hereby represents and warrants to each of them that:

                  4.1 Corporate Existence. Each of Toy Biz and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where all such failures to so qualify and be in good standing would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  4.2 Corporate Power. (a) Each of Toy Biz and its Subsidiaries has the corporate power, authority and legal right to execute, deliver and perform this Agreement, the Notes, the Applications and the other Credit Documents (as applicable) and to borrow hereunder (as applicable), and it has taken all necessary corporate action to authorize its borrowings (as applicable) on the terms and conditions of this Agreement and the other Credit Documents and to authorize the execution, delivery and performance of this Agreement, the Notes, the Applications and the other Credit Documents (as applicable).

                  (b) No consent of any other Person (including, without limitation, stockholders or creditors of Toy Biz or any of its Subsidiaries or of any Parent of Toy Biz), and no consent, license, permit, approval or authorization of, exemption by, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Applications and the other Credit Documents (as applicable) by or against Toy Biz and its Subsidiaries, except for (i) consents that have already been obtained and which remain in full force and effect, (ii) any filings required under the Uniform Commercial Code and (iii) filings with the United States Copyright Office and the United States Patent and Trademark Office with respect to security interests granted in Copyrights, Trademarks and Patents of Toy Biz and its Subsidiaries, and other than all failures to obtain such consents, licenses, permits, approvals, authorizations or exemptions and failures to make such registrations, filings or declarations that would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  (c) This Agreement has been, and the Notes, the Applications and the other Credit Documents (as applicable) will be, executed and delivered by a duly authorized officer of Toy Biz and its Subsidiaries (as applicable) and this Agreement constitutes, and the Notes, the Applications and the other Credit Documents (as applicable), when executed and delivered by Toy Biz and its Subsidiaries (as applicable) and the other parties thereto, will constitute, the legal, valid and binding obligations of Toy Biz and its Subsidiaries party thereto, enforceable against each of them in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity.

                  (d) Notwithstanding anything to the contrary contained herein, the existence of litigation with Marvel Entertainment Group, Inc. with respect to the proper constitution of the Board of Directors of Toy Biz and the voting rights of the capital stock of Toy Biz which is held by Marvel Entertainment Group, Inc. shall not, in itself and without any judgment adverse to Toy Biz, be deemed to cause the representations and warranties contained in this subsection 4.2 to fail to be true and correct in all material respects.

                  4.3 No Legal Bar to Loans. The execution, delivery and performance of this Agreement, the Applications, the Notes and the other Credit Documents, will not violate any Contractual Obligation or material Requirement of Law to which Toy Biz or any of its Subsidiaries is a party, or by which Toy Biz or any of its Subsidiaries or any of their respective material properties or assets may be bound, and will not result in the creation or imposition of any Lien (other than under the Security Documents) on any of their respective material properties or assets pursuant to the provisions of any Contractual Obligation; provided that existence of litigation with Marvel Entertainment Group, Inc. with respect to the proper constitution of the Board of Directors of Toy Biz and the voting rights of the capital stock of Toy Biz which is held by Marvel Entertainment Group, Inc. shall not, in itself and without any judgment adverse to Toy Biz, be deemed to cause the representations and warranties contained in this subsection 4.3 to fail to be true and correct in all material respects.

                  4.4 No Material Litigation. No litigation, suit, action, investigation, inquiry or other proceeding is presently pending or, to the knowledge of Toy Biz, threatened against Toy Biz or any of its Subsidiaries or any of their properties or assets, by or before any arbitrator or any Governmental Authority and no preliminary or permanent injunction or order by a state or Federal court has been entered in connection with any Credit Document or any of the transactions contemplated hereby, which in any of such cases would be reasonably likely to have a Material Adverse Effect (it being understood that the pendency of litigation with Marvel Entertainment Group, Inc. with respect to the proper constitution of the Board of Directors of Toy Biz and the voting rights of the capital stock of Toy Biz which is held by Marvel Entertainment Group, Inc. shall not, in itself and without any judgment adverse to Toy Biz, be deemed to have such a Material Adverse Effect).

                  4.5 No Default. Neither Toy Biz nor any of its Subsidiaries is in default in the payment or performance of any obligations or in the performance of any Contractual Obligation to which it is a party or by which it or any of its properties or assets may be bound, except to the extent that such defaults, in the aggregate, would not be reasonably likely to have a Material Adverse Effect. After giving effect to all amendments, supplements and other modifications to this Agreement, no Default hereunder has occurred and is continuing. Neither Toy Biz nor any of its Subsidiaries is in default under any order, award or decree of any court, arbitrator or Governmental Authority binding upon or affecting it or by which any of its material properties or assets is bound or affected, and no such order, award or decree would be reasonably likely to have a Material Adverse Effect.

                  4.6 Ownership of Properties; Liens. Except as is or would be permitted pursuant to subsection 7.2, each of Toy Biz and its Subsidiaries has good and marketable title to all its owned real properties, subject to no Lien, and has good title to all its owned material personal properties and assets, subject to no Lien.

                  4.7 Taxes. Each of Toy Biz and its Subsidiaries has timely filed or caused to be timely filed all material tax returns (including, without limitation, information returns) which to the knowledge of Toy Biz and its Subsidiaries are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against them (other than those being contested in good faith by appropriate proceedings for which adequate reserves (in accordance with GAAP) have been provided on the books of Toy Biz or such Subsidiaries, as the case may be), and no tax liens have been filed.

                  4.8 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan that resulted or would be reasonably likely to result in any unpaid liability that would be reasonably likely to have a Material Adverse Effect, and each Plan (other than any Multiemployer Plan or any multiemployer health or welfare plan) has complied and has been administered in all material respects with the applicable provisions of ERISA and the Code. The amount by which the present value of all accrued benefits under each Single Employer Plan maintained by Toy Biz or any of its Subsidiaries or any Commonly Controlled Entity (based on those assumptions used to fund the Plans), as of the last annual valuation date applicable thereto, exceeds the value of the assets of each such Plan allocable to such benefits, in the aggregate for all such Plans as to which such present value of benefits exceeds the value of its assets (the "Unfunded Pension Amount"), is less than $1,000,000, when aggregated with the Potential Withdrawal Liability (as hereinafter defined). Neither Toy Biz nor any of its Subsidiaries nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan that resulted or would be reasonably likely to result in any unpaid withdrawal liability under Section 4201 of ERISA that would be reasonably likely to have a Material Adverse Effect, and the withdrawal liability under Section 4201 of ERISA to which Toy Biz or any of its Subsidiaries or any Commonly Controlled Entity would become subject under ERISA if Toy Biz or any of its Subsidiaries or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto (the "Potential Withdrawal Liability") is not in excess of $1,000,000, when aggregated with the Unfunded Pension Amount. Neither Toy Biz nor any of its Subsidiaries nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvent where such Reorganization or Insolvency has resulted, or would be reasonably likely to result in an unpaid liability that would be reasonably likely to have a Material Adverse Effect nor, to the best knowledge of Toy Biz or any of its Subsidiaries, is any such Reorganization or Insolvency reasonably likely to occur. The obligations of Toy Biz and each of its Subsidiaries and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) are not reasonably likely to have a Material Adverse Effect, when aggregated with their obligations with respect to the Unfunded Pension Amount and the Potential Withdrawal Liability.

                  4.9 Financial Condition. (a) The audited consolidated balance sheet of Toy Biz for its fiscal year ended December 31, 1997, and the related statements of earnings and stockholders' equity and cash flows for the fiscal year then ended, heretofore furnished to the Administrative Agent and the Banks and certified by Ernst & Young, present fairly the financial position of Toy Biz as at such date, and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved except as disclosed in the notes thereto.

                  (b) The unaudited consolidated balance sheet of Toy Biz for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, and the related statements of earnings and stockholders' equity and cash flows for the fiscal periods then ended, heretofore furnished to the Administrative Agent and the Banks, present fairly (subject to year-end audit adjustments) the financial position of Toy Biz as at such dates, and the results of its operations and cash flows for the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved except as disclosed in the notes thereto.

                  (c) Except as disclosed on Schedule IV, neither Toy Biz nor any of its Subsidiaries has any material Contingent Obligation or any material obligation, liability or commitment, direct or contingent (including, without limitation, any liability for taxes or any material forward or long-term commitment), which is not (i) reflected in the foregoing statements or in the notes thereto or (ii) permitted to be incurred under this Agreement.

                  4.10 No Change. There has been since December 31, 1997 no change, or development or event involving a prospective change, which in either case in the reasonable opinion of the Lenders would be reasonably likely to have a Material Adverse Effect, other than to the extent disclosed in writing to the Lenders prior to March 15, 1998.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" in violation of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Bank or the Administrative Agent at any time or from time to time, Toy Biz will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or G-3 referred to in said Regulations U and G, respectively.

                  4.12 Not an "Investment Company". (a) Neither Toy Biz nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Toy Biz nor any of its Subsidiaries is subject to regulation under any Federal or state statute or regulation which limits its ability to incur indebtedness.

                  4.13 Matters Relating to Subsidiaries. On March 15, 1998, Toy Biz International and Compana de Juguetes S.A. de C.V. [Mexico] are the only Subsidiaries of Toy Biz.

                  4.14 Security Documents. The provisions of each Security Document to which Toy Biz or any of its Subsidiaries is party are effective to create in favor of the Administrative Agent for the ratable benefit of the Banks a legal and valid security interest in all right, title and interest of Toy Biz and its Subsidiaries in the Collateral described (and as defined) therein located in the United States. When (i) financing statements in appropriate form have been filed and recorded in the offices in the jurisdictions listed in Schedule III, (ii) the Toy Biz Security Agreement has been timely filed and recorded in the United States Copyright Office and (iii) the Toy Biz Security Agreement has been timely filed and recorded in the United States Patent and Trademark Office, the Administrative Agent shall have, for the ratable benefit of the Banks, a fully perfected security interest in all right, title and interest of each of Toy Biz and its Subsidiaries in such domestic Collateral superior in right to any Liens which any third Person may have against such Collateral or interests therein, except for Liens permitted by subsection 7.2. For purposes of this subsection 4.14, the word "timely" shall be defined consistently with the provisions of
Section 205 of 17 U.S.C. and Section 1060 of 15 U.S.C.

                  4.15 Intellectual Property. Each of Toy Biz and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the business, condition (financial or otherwise), operations, performance, properties or prospects of Toy Biz and its Subsidiaries taken as a whole (the "Intellectual Property"). No claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property and Toy Biz and its Subsidiaries do not know of any valid basis for any such claim, nor does the use of such Intellectual Property by Toy Biz and its Subsidiaries infringe on the rights of any Person, except to the extent of such claims and infringements which would not (including, without limitation, any liability arising therefrom), in the aggregate, be reasonably likely to have a Material Adverse Effect.

                  4.16 Disclosure. No statement, information, schedule, exhibit or report or other document furnished by Toy Biz or any of its Subsidiaries to the Administrative Agent or any Bank in connection with the negotiation of this Agreement and the other Credit Documents or pursuant to the terms of this Agreement and the other Credit Documents, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made, not materially misleading; provided, however, that in the case of statements, information, schedules, exhibits or reports or other documents made, delivered or prepared by Persons other than Toy Biz, its Subsidiaries and their agents, such representation and warranty is subject to the qualification that it is true and correct only to the knowledge of Toy Biz and its Subsidiaries.

                        SECTION 5. CONDITIONS PRECEDENT

                  5.1 Conditions to Initial Extension of Credit. The agreement of each Bank to make the initial extension of credit requested to be made by it shall be subject to the satisfaction by such Bank of the following conditions precedent (the date on which said conditions are satisfied being herein called the "Closing Date"):

                  (a) Effectiveness of Agreement. This Agreement shall have become binding upon the parties hereto in accordance with subsection 10.9;

                  (b) Notes. The Administrative Agent shall have received, for the account of each Bank which has so requested, a Note conforming to the requirements hereof and executed and delivered by a duly authorized officer of Toy Biz;

                  (c) Toy Biz Security Agreement. The Administrative Agent shall have received the Toy Biz Security Agreement, duly executed and delivered by Toy Biz, and the Administrative Agent shall have received evidence satisfactory to it that all actions necessary to perfect the security interests granted by the Toy Biz Security Agreement shall have been taken;

                  (d) Organizational Documents, Corporate Proceedings. The Administrative Agent shall have received (a) true and complete copies of the certificate of incorporation and by-laws of Toy Biz, (b) the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of Toy Biz, authorizing (i) the execution, delivery and performance of each Credit Document to which Toy Biz is a party, (ii) the borrowings contemplated hereunder, and (iii) the granting by it of the Liens granted by it pursuant to the Security Documents to which it is a party and (c) a form of the Stockholders' Agreement, by and among Avi Arad, Isaac Perlmutter, Isaac Perlmutter T.A., Marvel, Toy Biz, and Zib Inc. substantially in the form of the Stockholders' Agreement to be executed in connection with the IPO (the "Stockholders' Agreement") in each case certified as complete and correct copies thereof by the Secretary or an Assistant Secretary of Toy Biz, as of the Closing Date and each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (e) Incumbency Certificates. The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of Toy Biz, dated the Closing Date, as to the incumbency and signature of the officers of Toy Biz executing each Credit Document to which it is a party or any certificate or other documents to be delivered by it pursuant thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be;

                  (f) Financial Models. The Administrative Agent and the Banks shall have received a detailed financial model for Toy Biz's 1995, 1996 and 1997 fiscal years and a written analysis of the business and prospects of Toy Biz for such periods, each of which shall be in form and substance satisfactory to the Banks;

                  (g) Certain Legal Opinions. The Administrative Agent shall have received executed legal opinions of:

                           (i) Paul, Weiss, Rifkind, Wharton & Garrison, substantially in the form of Exhibit F-1; and

                          (ii) Amster, Rothstein & Ebenstein, as special intellectual property counsel, substantially in the form of Exhibit F-2.

         Each of the foregoing legal opinions shall be accompanied by copies of the legal opinions, if any, upon which such counsel rely, and in each case shall contain such changes thereto as may be approved by, and as shall otherwise be in form and substance reasonably satisfactory to, the Administrative Agent and shall cover such other matters incident to the transactions contemplated by the Credit Documents as the Administrative Agent may reasonably require. Each of the counsel delivering the foregoing legal opinions is expressly instructed to deliver its opinion for the benefit of each of the Administrative Agent and the Banks;

                  (h) Fees. The Administrative Agent shall have received, for the accounts of the Banks and the Administrative Agent, all accrued fees and expenses owing hereunder or in connection herewith to the Administrative Agent and the Banks

         (including, without limitation, accrued fees and disbursements of primary counsel and local counsel to the Administrative Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date;

                  (i) Financial Statements. The Administrative Agent shall have received copies of the financial statements referenced in subsection 4.9;

                  (j) Insurance. The Administrative Agent shall have received evidence satisfactory to it that (i) Toy Biz and each of its Subsidiaries has obtained the policies of insurance required by the Security Documents and subsection 6.5, which insurance shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the Administrative Agent (in its capacity as Administrative Agent under this Agreement) has been named insured and loss payee with respect to all such insurance required by the Security Documents and all other requirements of the Security Documents with respect to insurance shall have been fulfilled;

                  (k) Lien Searches. The Administrative Agent shall have received the results of a recent lien search by a Person reasonably satisfactory to the Administrative Agent of the Uniform Commercial Code filings and tax and judgment liens which may have been filed with respect to the personal property of Toy Biz and each of its Subsidiaries and such search shall reveal no Liens, except as (i) permitted pursuant to this Agreement and (ii) otherwise acceptable to the Administrative Agent;

                  (l) Audit. The Administrative Agent shall have received copies of an audit, in form and substance reasonably satisfactory to the Administrative Agent, of the accounts receivable and inventory of Toy Biz prepared by representatives of Chemical Bank;

                  (m) No New Information. The Banks shall not have become aware of any previously undisclosed information which would be reasonably likely to have a Material Adverse Effect;

                  (n) No Defaults. There shall exist no event of default (or condition which would constitute an event of default with the giving of notice or the passage of time) under any capital stock, financing agreements, lease agreements or other contracts of Toy Biz or any of its Subsidiaries;

                  (o) Collateral Perfection. All filings and other actions required to create and perfect a first priority security interest in all Collateral shall have been duly made or taken, and all Collateral shall be free and clear of other liens except as permitted pursuant to subsection 7.2;

                  (p) The IPO. The Administrative Agent shall have received evidence satisfactory to it that Toy Biz received at least $20,000,000 in Net Cash Proceeds in connection with the IPO;

                  (q) Miscellaneous Matters. The Banks shall be reasonably satisfied with the status of all labor, tax, employee benefit and health and safety matters involving Toy Biz and its Subsidiaries;

                  (r) Existing Credit Agreement. All loans, accrued interest and fees and any other amounts owing to the lenders and the Administrative Agent under the Existing Credit Agreement shall have been paid and the Existing Credit Agreement shall have been terminated; and

                  (s) Additional Matters. All corporate and other proceedings, and all documents, including without limitation, any employment agreement, management compensation agreement or other financing agreement of Toy Biz, instruments and other legal, diligence and financial matters in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Lenders.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any extension of credit requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by each party to each Credit Document in or pursuant to this Agreement or any other Credit Document, or contained in any certificate or financial statement furnished at any time under or in connection with this Agreement or any other Credit Document shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to such extension of credit, and to all other extensions of credit to be made on such date and the use of the proceeds thereof; and

                  (b) No Default. No Event of Default and no Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by, and Letter of Credit issued on behalf of, Toy Biz hereunder shall constitute a representation and warranty by Toy Biz, as of the date of such borrowing, that the conditions contained in paragraphs (a) and (b) of this subsection 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

                  Toy Biz hereby agrees that, until the Payment Obligations have been Fully Satisfied:

                  6.1 Financial Statements. Toy Biz will furnish to each Bank, through the Administrative Agent:

                  (a) as soon as available, but in any event within 100 days after the end of each fiscal year of Toy Biz, a copy of the audited consolidated balance sheet of Toy Biz and its Subsidiaries as at the end of such year and the related consolidated statements of earnings and stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing not unacceptable to the Majority Banks;

                  (b) as soon as available, but in any event within 100 days after the end of each fiscal year of Toy Biz, a copy of the consolidating balance sheet of Toy Biz and its Subsidiaries as at the end of such year and the related consolidating statements of earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer;

                  (c) as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters in each fiscal year of Toy Biz, a copy of the unaudited consolidated balance sheet of Toy Biz and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of earnings and stockholders' equity and cash flows for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments);

                  (d) as soon as available, but in any event within 50 days after the end of the first three fiscal quarters in each fiscal year of Toy Biz, a copy of the unaudited consolidating balance sheet of Toy Biz and its Subsidiaries as at the end of each such quarter and the related unaudited consolidating statements of earnings and cash flows for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer (subject to normal year-end audit adjustments); and

                  (e) as soon as available, but in any event within 30 days after the end of each of fiscal month of Toy Biz (other than the fiscal month ending December 31, 1998, with respect to which such financial statements shall be due on February 14, 1999), a copy of the unaudited consolidated balance sheet of Toy Biz and its Subsidiaries as at the end of each such month and the related unaudited consolidated statements of earnings and stockholders' equity and cash flows for such monthly period and the portion of the fiscal year through such date, in such form and detail as is customarily provided to senior management of Toy Biz and certified by a Responsible Officer (subject to normal year-end audit adjustments).

                  All financial statements referred to in this subsection 6.1 shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein). All such financial statements which reflect a change in GAAP from prior financial statements delivered hereunder shall set forth in reasonable detail any material effect of such changes on what the compliance calculations in respect of the financial covenants herein would have been had such financial covenants been based upon GAAP as from time to time in effect instead of GAAP as in effect as of the date of, and used in, the preparation of the financial statements referred to in subsection 4.9.

                  6.2 Certificates; Other Information. Toy Biz will furnish to each Bank, through the Administrative Agent:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants certifying such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) through (d), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, Toy Biz during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default, except as specified in such certificate;

                  (c) within 60 days following the commencement of each fiscal year, the budget for Toy Biz and its Subsidiaries for such fiscal year, showing each quarter separately;

                  (d) promptly upon receipt thereof, copies of all audit reports submitted to Toy Biz by independent public accountants in connection with each interim or special audit of the books of Toy Biz or any of its Subsidiaries made by such accountants;

                  (e) within five days after the same are sent, copies of all financial statements and reports which Toy Biz sends to holders of its publicly traded equity securities or Indebtedness, if any, pursuant to
         Section 13 or 15(d) of the Exchange Act, and within five days after the same are filed, copies of all financial statements and reports which Toy Biz may make to, or file with, the Securities and Exchange Commission;

                  (f) not later than 20 days after the end of each calendar month (and, if requested by the Agent at any other time when the Agent reasonably believes that the then-existing Borrowing Base is materially inaccurate, as soon as reasonably available but in no event later than ten days after the date of such request), a Borrowing Base Certificate setting forth the Borrowing Base as of the last day of such calendar month (or as of such other requested date, as the case may be), with supporting documentation (including, without limitation, the documentation described in Exhibit H), duly completed and signed by a Responsible Officer of Toy Biz (in his or her capacity as such) and certified by such Responsible Officer as being complete and correct; provided that (i) during the months of August through November of 1998, Toy Biz shall also compute and certify the Borrowing Base by the 30th day of such months, which computation shall be for the Borrowing Base at the 15th day of such month and (ii) for purposes of calculating the Borrowing Base at the 15th day of the months of August through November of 1998, Toy Biz shall be permitted to use its good faith, best estimate of Eligible Inventory and Eligible Accounts; and

                  (g) promptly, such additional documents and financial and other information with respect to Toy Biz and its Subsidiaries as the Administrative Agent or any Bank may from time to time reasonably request.

                  6.3 Payment of Obligations. Toy Biz will, and will cause each of its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Indebtedness and other material obligations of whatever nature, except when the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves with respect thereto to the extent, if any, required by GAAP have been provided on the books of Toy Biz or such Subsidiary, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence. Except as permitted by this Agreement, Toy Biz and its Subsidiaries will continue to engage in business of the same general type as now conducted by Toy Biz and its Subsidiaries; and, except as permitted by this Agreement, Toy Biz will, and will cause each of its Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to subsections
7.4 and 7.5 and except that Toy Biz and its Subsidiaries may fail to maintain any such rights, privileges and franchises (including, without limitation, Trademarks and Copyrights) which in Toy Biz's business judgment are not necessary in the best interests of Toy Biz to be maintained, and comply with all Contractual Obligations and Requirements of Law except to the extent that all failures to comply therewith would not in the aggregate, be reasonably likely to have a Material Adverse Effect. Toy Biz and its Subsidiaries will not make any material change in its present method of conducting business.

                  6.5 Maintenance of Property; Insurance. Toy Biz will, and will cause each of its Subsidiaries to, (a) keep all property useful and necessary in its business in good working order and condition, except where the failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on such of its property and against such liabilities in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business and furnish to the Administrative Agent, upon written request, and to each Bank which makes a written request through the Administrative Agent, reasonable information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Toy Biz will, and will cause each of its Subsidiaries to, (i) keep proper books of accounts and records in which entries in conformity in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities and which shall permit the preparation of financial statements in conformity with GAAP and (ii) permit representatives of any Bank to visit and inspect such of its properties as such Bank may request through the Administrative Agent and (during such visit or inspection, or otherwise upon request through the Administrative Agent) examine and make abstracts from such of its books and records as it may reasonably request at any reasonable time and as often as may reasonably be desired, and to discuss the business, condition (financial or otherwise), performance, properties and prospects of Toy Biz and its Subsidiaries with officers and employees of Toy Biz and its Subsidiaries and with its then independent certified public accountants.

                  (b) Toy Biz will, and will cause each of its Subsidiaries to, permit the Agent, the Lenders and/or professionals (including, without limitation, investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent to conduct at any time and from time to time (upon reasonable advance notice to Toy Biz) evaluations and appraisals of (i) the practices of Toy Biz in computing the Borrowing Base and (ii) the assets included in the Borrowing Base. Toy Biz shall pay, promptly upon receipt of an invoice therefor, the reasonable fees and expenses of the Agent (including, without limitation, the customary fees and any expenses of the Agent's Collateral Agent Services Group) in connection any such evaluations and appraisals; provided that, unless a Default or Event of Default has occurred and is continuing, Toy Biz shall not be obligated to pay such fees and expenses with respect to (x) any such evaluations and appraisals conducted during the period from March 15, 1998 through June 30, 1998 and (y) more than two such evaluations after June 30, 1998. In addition, Toy Biz shall pay, promptly upon receipt of an invoice therefor, the customary fees and expenses of the Agent's Collateral Agent Services Group in evaluating and reviewing Borrowing Base Certificates delivered from time to time.

                  6.7 Notices. Toy Biz will promptly give notice to each Bank, through the Administrative Agent, and the Administrative Agent:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of any default or event of default by Toy Biz or any of its Subsidiaries under any Contractual Obligation of Toy Biz or any of its Subsidiaries or the institution of, or the occurrence of any material adverse change in the status or likely result of, any litigation, investigation or proceeding which may exist at any time between Toy Biz or any of its Subsidiaries and any Governmental Authority or any other Person which, in any of the foregoing cases, would be reasonably likely to have a Material Adverse Effect;

                  (c) of (i) any violation or noncompliance by Toy Biz or any of its Subsidiaries or, to the best of its knowledge, any other Person of any Environmental Laws which would be reasonably likely to have a Material Adverse Effect or (ii) any liability or potential liability to Toy Biz or any of its Subsidiaries or, to the best of its knowledge, to any other Person under, any Environmental Laws which would be reasonably likely to have a Material Adverse Effect;

                  (d) of any of the following events, as soon as possible, and in any event, within 30 days after Toy Biz knows or has reason to know thereof:

                    (i) the occurrence or expected occurrence of any Reportable
                  Event with respect to any Plan; or

                    (ii) the institution of proceedings or the taking or
                  expected taking of any other action by PBGC or Toy Biz or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan;

         if such Reportable Event, termination, withdrawal or partial withdrawal (and, in the case of any Multiemployer Plan, its Reorganization or Insolvency) would be reasonably likely to result in liability to Toy Biz and its Subsidiaries, in the aggregate, in excess of $500,000;

                  (e) of (i) the incurrence of any Lien (other than any Lien permitted by subsection 7.2) on, or any claim asserted against any of the collateral security in the Security Documents to which Toy Biz or any of its Subsidiaries is a party or (ii) the occurrence of any other event which would be reasonably likely to have a material adverse effect on the aggregate value of the Collateral under the Security Documents;

                  (f) of a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of Toy Biz and its Subsidiaries taken as a whole, or of any event which would be reasonably likely to have a Material Adverse Effect; and

                  (g) of any material change in the credit terms made available by any Included Division to an Account Debtor.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer of Toy Biz setting forth details of the occurrence referred to therein and stating what action Toy Biz proposes to take with respect thereto.

                  6.8 Maintenance of Corporate Identity. Toy Biz will operate its businesses and those of its Subsidiaries, and maintain their records, independently from any Person (a "Parent") which, directly or indirectly, is in control (as defined in Rule 12b-2 under the Exchange Act) of Toy Biz and independently from any Subsidiary of such Parent other than Toy Biz and its Subsidiaries; and Toy Biz will maintain bank accounts separate from the bank accounts of each Parent of Toy Biz and act solely in its own corporate name and through its own authorized officers and agents.

                  6.9 Environmental Laws. Toy Biz will, and will cause each of its Subsidiaries to:

                  (a) comply with and require compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all respects with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that the failure to do so would not be reasonably likely to have a Material Adverse Effect;

                  (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except (i) to the extent that the failure to perform any of the obligations contained in this clause (b) would not be reasonably likely to have a Material Adverse Effect or
         (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not be reasonably likely to have a Material Adverse Effect; and

                  (c) defend, indemnify and hold harmless the Administrative Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws by Toy Biz or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including without limitation reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this subsection 6.9(c) shall survive the payment of the Loans, the Notes, and all other amounts payable hereunder.

                  6.10 Maintenance of the Liens of the Security Documents. Toy Biz will, and will cause each of its Subsidiaries to, promptly, upon the reasonable request of any Bank, at Toy Biz's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or in conformity of the Security Documents to which Toy Biz or any Subsidiary is a party or otherwise reasonably deemed by the Administrative Agent to be necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

                  6.11 International Pledge Agreement. Toy Biz will as soon as possible and in no event later than 30 days after the Closing Date (a) pledge 65% of the capital stock of Toy Biz International to the Administrative Agent pursuant to the International Pledge Agreement and (b) cause the Administrative Agent to receive, with a counterpart for each Bank, legal opinions of counsel acceptable to the Administrative Agent covering such matters in respect of the International Pledge Agreement as the Administrative Agent shall reasonably request.


                  SECTION 7. NEGATIVE COVENANTS

                  Toy Biz hereby agrees that, until the Payment Obligations are Fully Satisfied:

                  7.1 Indebtedness. Toy Biz will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for:

                  (a) Indebtedness in respect of the Loans, the Notes and the Letters of Credit;

                  (b) Indebtedness of Toy Biz to any Subsidiary and of any Subsidiary to Toy Biz or any other Subsidiary; provided that any interest on such Indebtedness of a Subsidiary to Toy Biz shall be paid in cash or in kind at a rate per annum equal to at least the Alternate Base Rate on the date of incurrence of such Indebtedness plus 1-1/2%;

                  (c) Indebtedness in respect of the undrawn portion of the face amount of letters of credit issued for the account of Toy Biz or any Subsidiary in an aggregate amount not to exceed at any one time outstanding for Toy Biz and its Subsidiaries the amount equal to (x) $2,000,000 minus (y) the aggregate amount of L/C Obligations then outstanding;

                  (d) Indebtedness in respect of the Subordinated Debt;

                  (e) Indebtedness of Toy Biz in the nature of refinancings, refundings, renewals or extension of Indebtedness otherwise permitted under subsection 7.1(b) and (c); and

                  (g) Indebtedness in respect of the New Preferred Stock.

                  7.2 Limitation on Liens. Toy Biz will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their properties, assets (including shares of stock) or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Toy Biz or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Toy Biz or such Subsidiary;

                  (f) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to Toy Biz and all Subsidiaries) $250,000 in aggregate amount at any time outstanding;

                  (g) Liens created pursuant to the Security Documents; and

                  (h) Liens securing letters of credit permitted under subsection 7.1(c).

                  7.3 Limitation on Contingent Obligations. Except as disclosed on Schedule IV, Toy Biz will not, and will not permit any of its Subsidiaries to, agree to, or assume or incur, or otherwise in any way be or become responsible or liable, directly or indirectly, with respect to, any Contingent Obligation other than guarantees made in the ordinary course of its business by Toy Biz of Indebtedness permitted by subsection 7.1.

                  7.4 Limitation on Fundamental Changes. Toy Biz will not, and will not permit any of its Subsidiaries to, enter into any transaction in the nature of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of the business or assets of Toy Biz, or enter into any such transaction or series of related transactions with regard to a group of Subsidiaries which, if merged into a single Subsidiary, would constitute a substantial part of the business or assets of Toy Biz, or acquire by purchase or otherwise all or substantially all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary of Toy Biz may be merged or consolidated with or into Toy Biz (provided that Toy Biz shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of Toy Biz (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                  (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Toy Biz or any other wholly owned Subsidiary of Toy Biz; and

                  (c) Toy Biz or any of its domestic Subsidiaries may be merged or consolidated with or into Marvel Entertainment Group, Inc. pursuant to the Plan of Reorganization of Marvel Entertainment Group, Inc. described in the Disclosure Statement approved by the United States Bankruptcy Court for the District of Delaware on March 13, 1998, as the same may be amended, supplemented or otherwise modified from time to time; provided that any material amendment, supplement or other modification thereto has been consented to by the Majority Banks.

                  7.5 Limitation on Sale of Assets. Toy Biz will not, and will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any of the Subsidiaries of Toy Biz, issue or sell any shares of capital stock (other than any director's qualifying shares), to any Person other than Toy Biz or any of its Subsidiaries, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) as permitted by subsections 7.2 and 7.4(b);

                  (d) licensing agreements entered into with respect to Trademarks, Copyrights or Patents, or with respect to any products of Toy Biz manufactured by or for Toy Biz for sale or molds, dies, casts, stencils or similar tooling materials incorporating or derived from any such Trademarks, Copyrights or Patents, in any case in the ordinary course of business; and

                  (e) notwithstanding the parenthetical contained in the third and fourth lines of the precatory language of this subsection 7.5, receivables due and payable to Toy Biz from its customers, when (i) such receivables are sold or otherwise conveyed to a factor or other third party purchaser without any recourse to Toy Biz or its Subsidiaries (other than as a result of a misrepresentation on any matter other than the creditworthiness of the obligor of any receivable) and (ii) in the reasonable business judgment of the Chief Financial Officer of Toy Biz, such transaction or series of transactions would be in the economic interest of Toy Biz under the facts and circumstances then appertaining; provided that the aggregate undiscounted face amount of receivables sold in reliance upon the provisions of this subsection 7.5(e) shall not exceed $1,000,000 in any period of 12 consecutive calendar months.

                  7.6 Limitation on Leases. Toy Biz will not, and will not permit any of its Subsidiaries to, permit Consolidated Lease Expense for any fiscal year of Toy Biz to exceed $1,500,000.

                  7.7 Limitation on Dividends. Toy Biz will not, and will not permit any of its Subsidiaries to, declare or pay any dividend (other than dividends payable solely in common stock of Toy Biz) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of Toy Biz or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Toy Biz or any Subsidiary.

                  7.8 Limitation on Capital Expenditures. Toy Biz will not, and will not permit any of its Subsidiaries to, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations), except for expenditures in the ordinary course of business not exceeding, in the aggregate for Toy Biz and its Subsidiaries, $15,000,000 during the 1998 fiscal year of Toy Biz and $3,000,000 during the portion of the 1999 fiscal year of Toy Biz prior to the Termination Date.

                  7.9 Limitation on Investments, Loans and Advances. Toy Biz will not, and will not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) loans and advances to employees of Toy Biz or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for Toy Biz and its Subsidiaries not to exceed $700,000 at any one time outstanding;

                  (d) investments by Toy Biz in its Subsidiaries and investments by such Subsidiaries in Toy Biz and in other Subsidiaries;

                  (e) investments (including, without limitation, advances against royalties) in license rights and investments incident to the exploitation of such rights in the ordinary course of business;

                  (f) loans and advances to Avi Arad for the sole purpose of providing financing to him for any income tax liability in excess of $7,100,000 (the "Incremental Liability") actually incurred by him as a result of the exercise by him of certain options with respect to the capital stock of Toy Biz; provided, that (i) Avi Arad shall grant to Toy Biz (and Toy Biz shall maintain) a first priority, perfected security interest in such capital stock of Toy Biz held by Avi Arad as Toy Biz shall deem appropriate, (ii) such loans and advances shall bear interest from time to time at the rate then payable by Toy Biz hereunder (with such interest to accrue during the life of such loans and advances and to be payable upon their final maturity) and (iii) the aggregate amount of such loans and advances do not exceed the after-tax benefit to Toy Biz from the Incremental Liability;

                  (g) investments in the capital stock of Marvel Entertainment Group, Inc. made pursuant to the Plan of Reorganization of Marvel Entertainment Group, Inc. described in the Disclosure Statement approved by the United States Bankruptcy Court for the District of Delaware on March 13, 1998, as the same may be amended, supplemented or otherwise modified from time to time; provided that any material amendment, supplement or other modification thereto has been consented to by the Majority Banks.

                  7.10 Limitation on Optional Payments and Modifications of Subordinated Debt. Toy Biz will not, and will not permit any of its Subsidiaries to, (a) make any optional payment or prepayment on or redemption of any Subordinated Debt, provided that the foregoing shall not prohibit optional payments, prepayments or redemptions of Subordinated Debt with any Net Cash Proceeds received as a result of the issuance of equity securities in connection with the IPO, (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), or
(c) amend the subordination provisions of any Subordinated Debt.

                  7.11 Limitation on Transactions with Affiliates. Toy Biz will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of Toy Biz's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to Toy Biz or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that nothing contained in this subsection 7.11 shall be deemed to prohibit the consummation of the transactions contemplated by subsections 7.4(c) and 7.9(g).

                  7.12 Limitation on Changes in Fiscal Year. Toy Biz will not permit the fiscal year of Toy Biz to end on a day other than December 31.

                  7.13 Limitation on Negative Pledge Clauses. Toy Biz will not, and will not permit any of its Subsidiaries to, enter into with any Person any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of Toy Biz or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                  7.14 Limitation on Lines of Business. Toy Biz will not, and will not permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which Toy Biz and its Subsidiaries are engaged on the date of this Agreement or which are of a nature similar to the nature of, or that constitute reasonable extensions of, the business carried on by Toy Biz and its Subsidiaries as of the date of this Agreement.

                  7.15 Subsidiaries. Toy Biz will not, and will not permit any of its Subsidiaries to, create, acquire or otherwise suffer to exist any Subsidiary which was not a direct or indirect Subsidiary of Toy Biz on the Closing Date unless:

                  (a) such new Subsidiary is organized under the laws of a jurisdiction within the United States and is party to a Subsidiary Guarantee and a Subsidiary Security Agreement in form and substance reasonably satisfactory to the Administrative Agent or otherwise has provided to the Administrative Agent a fully perfected, first priority security interest in substantially all of the assets of such new Subsidiary located in the United States pursuant to documentation reasonably satisfactory to the Administrative Agent and the Administrative Agent has received a fully perfected, first priority security interest pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in all of the issued and outstanding capital stock of such new Subsidiary owned by Toy Biz or any of its Subsidiaries, together with such related documents, instruments, agreements and legal opinions as the Administrative Agent reasonably may require; or

                  (b) such new Subsidiary is organized under the laws of a jurisdiction outside of the United States and the Administrative Agent has received a fully perfected, first priority security interest pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, in 65% of the issued and outstanding capital stock of such new Subsidiary owned by Toy Biz or any of its Subsidiaries together with such related documents, instruments, agreements or legal opinions as the Administrative Agent reasonably may require.

                  7.16 Financial Covenants. Toy Biz will not:

                  (a) Minimum EBITDA. Permit EBITDA for the fiscal quarter ending on each date set forth below to be less than the amount set forth below opposite such date:

       Date                                               Amount

     12/31/97                                         $(16,500,000)
     03/31/98                                             4,526,000
     06/30/98                                             9,264,000
     09/30/98                                            11,020,000
     12/31/98                                            12,880,000

                  (b) Current Ratio. Permit the Current Ratio as of each date set forth below to be less than the ratio set forth opposite such date:

         Date                                        Ratio

       12/31/97                                    1.75 to 1.0
       03/31/98                                    1.94 to 1.0
       06/30/98                                    2.06 to 1.0
       09/30/98                                    1.63 to 1.0
       12/31/98                                    2.04 to 1.0

                  7.17 Cash Management System. Toy Biz will not, and will not permit any of its domestic Subsidiaries to establish or maintain, or permit to be established or maintained, any bank accounts in the name of, or for the benefit of, Toy Biz or any of its Subsidiaries, with any Person other than The Chase Manhattan Bank.

                  SECTION 8.  EVENTS OF DEFAULT

                  Upon the occurrence and during the continuance of any of the following events:

                  (a) Payments. Failure by Toy Biz to pay any principal of or interest on any Loan, any Reimbursement Obligation or Note when due in accordance with the terms thereof and hereof, or failure by Toy Biz to pay any fee or other amount payable by it in connection with any Credit Document within five days after the date when due; or

                  (b) Representations and Warranties. Any representation or warranty made or deemed made by Toy Biz or any of its Subsidiaries in any Credit Document or which is contained in any certificate or financial statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect, false or misleading in any material respect on or as of the date when made or deemed to have been made; or

                  (c) Negative Covenants. Default by Toy Biz or any of its Subsidiaries in the observance or performance of any negative covenant or agreement contained in Section 7; or

                  (d) Security Document Covenants. Default by Toy Biz or any of its Subsidiaries in the observance or performance of any covenant or agreement contained in any Security Document and such default shall continue unremedied for a period of 15 Business Days; or

                  (e) Other Covenants. Default by Toy Biz or any of its Subsidiaries in the observance or performance of any other covenant or agreement contained or incorporated by reference in this Agreement or in any other Credit Document other than as provided in clauses (a) through (d) above, and such default shall continue unremedied for a period of 30 days; or

                  (f) Effectiveness of the Security Documents and the Subsidiary Guarantee. On or after the Closing Date, (i) for any reason (other than any act on the part of the Administrative Agent or any Bank) any Security Document or any Guarantee ceases to be or is not in full force and effect or any Liens intended to be created by any Security Document on any Collateral which, individually or in the aggregate, is material, ceases to be or is not a valid and perfected Lien having the priority contemplated thereby or (ii) Toy Biz or any of its Subsidiaries shall assert in writing that any Security Document or any Guarantee has ceased to be or is not in full force and effect; or

                  (g) Cross Default. Toy Biz or any of its Subsidiaries shall Cross Default; or

                  (h) Commencement of Bankruptcy or Reorganization Proceeding.
         (i) Toy Biz or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or,
         (ii) there shall be commenced against Toy Biz or any of its Subsidiaries any such case, proceeding or other action referred to in subsection (i) which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 60 days, provided that Toy Biz, for itself and on behalf of each of its Subsidiaries, hereby expressly authorizes the Administrative Agent and each Bank to appear in any court conducting any such case, proceeding or other action during said 60-day period to preserve, protect and defend their rights under the Credit Documents; or (iii) there shall be commenced against Toy Biz or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Toy Biz or any of its Subsidiaries shall take any action authorizing, or in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this paragraph (h); or (v) Toy Biz or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (i) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Toy Biz or any Commonly Controlled Entity of Toy Biz shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; provided that, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably likely to have a Material Adverse Effect; or

                  (j) Material Judgments. (i) One or more judgments or decrees shall be entered against Toy Biz or any of its Subsidiaries involving in the aggregate a liability (not covered by insurance) of $1,000,000 or more or (ii) any non-monetary judgment or order shall be rendered against Toy Biz or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and in the case of either clause
         (i) or (ii), there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal; or

                  (k) Master Toy License Agreement. The Master Toy License Agreement shall terminate or ceases to be or is not in full force and effect; or

                  (l) Majority of the Board. Joseph M. Ahearn, Avi Arad, James Carluccio, Alan Fine, James Halpin, Morton Mandel, Isaac Perlmutter, Alfred Piergallini, General Donald Rosenblum and Paul Verkuil (and any other Persons whose election to the Board of Directors of Toy Biz was supported by the majority of the foregoing individuals who held office as a Director of Toy Biz on the date of such election) shall cease to constitute a majority of the Board of Directors of Toy Biz; or

                  (m) Ownership by Messrs. Perlmutter and Arad. Either of Isaac Perlmutter and Avi Arad shall cease to be the record and beneficial owner of at least 50% of the capital stock of Toy Biz held by him on December 31, 1997;

then, and in any such event, (x) if such event is an Event of Default specified in clause (i), (ii) or (iii) of paragraph (h) of this Section 8, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the other Credit Documents shall immediately become due and payable, and (y) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice to Toy Biz, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and/or (ii) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice to Toy Biz, declare all or any part of the Loans (with accrued interest thereon) and any other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), the Notes and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, Toy Biz shall at such time deposit in a cash collateral account opened by the Agent an amount equal to 105%of the aggregate then undrawn and unexpired amount of such Letters of Credit. Toy Biz hereby grants to the Agent, for the benefit of the Issuer and the L/C Participants, a security interest in such cash collateral to secure all obligations of Toy Biz under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of Toy Biz hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of Toy Biz hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to Toy Biz. Toy Biz shall execute and deliver to the Agent, for the account of the Issuer and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  SECTION 9.  THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Bank hereby irrevocably designates and appoints Chemical Bank (and each successor thereto which is appointed in accordance with the provisions of subsection 9.9) as the Administrative Agent under the Credit Documents and hereby irrevocably authorizes Chemical Bank (and any such successors thereto), as the Administrative Agent for such Bank, to take such action, in the Administrative Agent's discretion, on such Bank's behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Chemical Bank hereby accepts its appointment as the Administrative Agent and the authorization set forth above. Notwithstanding any provision to the contrary in the Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in the Credit Documents, nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against the Administrative Agent in such capacity.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable to any of the Banks for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Subsidiary Guarantor, Toy Biz or any officer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by it under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Credit Documents (other than with respect to its own due execution and delivery thereof) or the perfection of any security interest contemplated thereby or for any failure of any party thereto (other than the Administrative Agent in such capacity) to perform its obligations thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents, or to inspect the properties, books or records of any party to any thereof.

                  9.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Toy
Biz), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note or on account of any Loan as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent (in its capacity as such). The

Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall have received such advice or concurrence of the Majority Banks as it deems appropriate or it shall have been expressly indemnified to its satisfaction by the Banks or, at its option, the Majority Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (except that no such indemnification need include any indemnification for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent). Each of the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents upon advice of counsel or in accordance with a request of the Majority Banks (except in cases in which a greater number of Banks is required, in which case the Administrative Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request of such Banks), and such request, and any action taken or failure to act pursuant thereto, shall be binding upon all the Banks and all future holders of the Loans and the Notes.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Bank or Toy Biz referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives any such notice, it shall promptly give notice thereof to the Banks. The Administrative Agent shall take such action with respect to any Default or Event of Default as shall be reasonably directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received any such directions, it may (but shall not be obligated to) take such action (other than any such action under clause (y) of Section 8), or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  9.6 Non-Reliance on the Administrative Agent and the Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by it hereinafter taken, including any review of the affairs of Toy Biz or any Subsidiary or any Affiliate of any of the foregoing, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has or will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed or will deem appropriate, made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Toy Biz and its Subsidiaries and Affiliates and made and will make its own decision to make its Loans and enter into the Credit Documents to which it is or will be a party. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Toy Biz and its Subsidiaries and Affiliates. Each Bank acknowledges that no action on the part of the Administrative Agent shall relieve such Bank from performing its own credit analysis and making its own determination prior to, and from time to time after, its entering into this

Agreement with respect to the nature of the transaction contemplated hereby and assuming any risks or disadvantages to it that may arise out of any such determination. Except for notices, reports and other documents expressly required to be furnished to the Banks, or obtained, by the Administrative Agent, under the Credit Documents, the Administrative Agent in such capacity shall have no duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Toy Biz and its Subsidiaries and Affiliates which may come into its possession or the possession of any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Banks agree to indemnify the Administrative Agent (in its capacity as such) and its officers, directors, employees, agents, attorneys-in-fact or affiliates, to the extent not reimbursed by Toy Biz and without limiting the obligation of Toy Biz to do so, ratably according to the respective amounts of their pro rata shares of the Aggregate Commitment in effect on the date upon which indemnity is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable legal fees and disbursements) which may at any time (including, without limitation, at any time following the payment of the Loans, the Reimbursement Obligations or the Notes) be imposed on, incurred by or asserted against the Administrative Agent, in such capacity, in any way relating to or arising out of the Credit Documents, or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Administrative Agent, in such respective capacities, thereunder or in connection therewith, provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrative Agent, in such capacity, or, in the case of a claim against the Administrative Agent, in such capacity, arising from a lawsuit against the Administrative Agent if such Bank was not given notice of said lawsuit and an opportunity to participate in the defense thereof at its own expense. The agreements in this subsection 9.7 shall survive the payment of the Loans, the Reimbursement Obligations, the Notes, and all other amounts payable hereunder.

                  9.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Toy Biz and any of its Subsidiaries or Affiliates as though it were not the Administrative Agent. With respect to its Loans and any Notes or other promissory note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as the Administrative Agent upon 30 days' notice to the Banks and Toy Biz. If it shall resign as Administrative Agent, then the Majority Banks shall appoint from among the Banks a successor Administrative Agent for the Banks, which successor Administrative Agent shall be approved by Toy Biz, such approval not to be unreasonably withheld (or, if the Majority Banks and Toy Biz are unable to select such successor Administrative Agent within such 30-day period, a successor Administrative Agent shall be selected by the Administrative Agent), whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Administrative Agent under all of the Credit Documents, and the term

"Administrative Agent" shall mean such successor Administrative Agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans, Letters of Credit or the Notes. After any retiring Administrative Agent's resignation hereunder or as Administrative Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Credit Documents.

                  SECTION 10.  MISCELLANEOUS

                  10.1 Amendments and Waivers. (a) Except as set forth in the next succeeding sentence, the Administrative Agent, on the one hand, and Toy Biz or any of its Subsidiaries, as the case may be, as party thereto, on the other hand, may from time to time with the written consent of the Majority Banks enter into written amendments, supplements or modifications for the purpose of adding, deleting or modifying any provision of any Credit Document or changing in any manner the rights, remedies, obligations and duties of the parties thereto, and the Administrative Agent, on behalf of the Banks, may, with the written consent of the Majority Banks, execute and deliver a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements applicable to Toy Biz or any of its Subsidiaries, as the case may be, party to any Credit Document, or any Default or Event of Default and its consequences. No such waiver, amendment, supplement or modification shall:

                      (i) without the written consent of each Bank directly affected thereby, extend the final scheduled maturity of any of the Loans, or extend the Termination Date, or the Notes or any scheduled installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or change the amount or terms (including, without limitation, fees and commissions) of any Commitment, or consent to the assignment or transfer by Toy Biz of any of its rights and obligations under this Agreement, or change the definition of "Majority Banks" in subsection 1.1, or amend, modify or waive any provision of this subsection 10.1 or subsection 10.6;

                        (ii) without the written consent of all the Banks, (A) release any material guarantee obligation provided for in any Guarantee or (B) release any of the material collateral provided for in any Security Document (except in accordance with their terms); or

                        (iii) without the written consent of the then Administrative Agent, amend, modify or waive any provision of Section 9.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Banks and all future holders of any of the Loans, the Letters of Credit and the Notes. In the case of such waiver, the parties to the Credit Documents, the Banks and the Administrative Agent shall be restored to their former positions and rights hereunder and under the Notes, the Letters of Credit and the other Credit Documents, and any Default or any Event of Default waived shall, to the extent provided in such waiver, be deemed to be cured and not continuing; but, no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Administrative Agent shall, as soon as practicable, furnish a copy of each such amendment, supplement, modification or waiver to each Bank.

                  10.2 Notices. All notices, consents, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when sent, addressed as follows in the case of Toy Biz and the Administrative Agent, and as set forth in Schedule I hereto in the case of each of the other parties hereto, or to such address or other address as may be hereafter notified by any of the respective parties hereto or any future holders of the Loans, the Letters of Credit or the Notes:

Toy Biz:                  Toy Biz, Inc.
                          685 Third Avenue
                          New York, New York  10017
                          Attention: Chief Financial Officer
                          Telecopy:  (212) 588-5328

The Administrative

   Agent:                 The Chase Manhattan Bank
                          270 Park Avenue - 30th Floor
                          New York, New York  10017
                          Attention:  Ms. Billie Prue - Special Loan Group
                          Telecopy:  (212) 661-8396

with a copy to:           The Chase Manhattan Bank
                          One Chase Manhattan Plaza
                          New York, New York  10008
                          Attention:  Ms. Donna Montgomery - Agency
                                            Services Group
                          Telecopy:  (212) [________________]

provided that any notice, request or demand to or upon the Administrative Agent pursuant to Sections 2, 2A and 3 shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  10.5 Payment of Expenses and Taxes. Toy Biz agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, any Credit Document and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the fees and disbursements of primary counsel and local counsel to the Administrative Agent, but not including any fees and expenses of counsel to the Banks), (b) to pay or reimburse each Bank and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Credit Documents and any such other documents, including, without limitation, fees and disbursements of counsel (including, without limitation, the reasonable invoiced allocated costs and expenses of in-house legal counsel or staff determined in good faith) to the Administrative Agent and to the Banks, (c) to pay, indemnify, and to hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank, the Administrative Agent and the officers, directors, employees and agents thereof, harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, consummation, enforcement, performance and administration of the Credit Documents and the use by Toy Biz of the proceeds of the Loans, the Letters of Credit and other extensions of credit hereunder (all of the foregoing, collectively, the "Indemnified Liabilities"), provided that Toy Biz shall have no obligation hereunder with respect to Indemnified Liabilities arising from (i) the gross negligence or willful misconduct of any such Bank or of the Administrative Agent, (ii) legal proceedings commenced against any such Bank or against the Administrative Agent by any security holder or creditor (other than Toy Biz and its Subsidiaries and Affiliates) thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against any such Bank by any other Bank or by the Administrative Agent or (iv) amounts of the types referred to in clauses (a) through (c) above except as provided therein. The agreements in this subsection 10.5 shall survive repayment of the Loans and the Notes and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Loan Participations. (a) This Agreement shall be binding upon and inure to the benefit of Toy Biz, the Administrative Agent, the Banks, all future holders of the Loans and the Notes, and their respective successors and assigns, except that Toy Biz may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

                  (b) Any Bank may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder or under any other Credit Document. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan or Note for all purposes under this Agreement and Toy Biz and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Toy Biz agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in subsection 10.7. Toy Biz also agrees that each Participant shall be entitled to the benefits of subsections 3.8, 3.9 and 10.5 with respect to its participation in the Loans and Commitments outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

                  (c) Any Bank may, in accordance with applicable law:

                  (i) at any time sell all or any part of its rights and obligations under this Agreement and any of the Loans or the Notes, the Letters of Credit and any other Credit Document to any Bank or any Affiliate thereof;

                     (ii) at any time sell to one or more additional banks or financial institutions ("Purchasing Banks") which are Eligible Assignees, all or any part of its rights and obligations under this Agreement and any of the Loans or the Notes, the Letters of Credit and any other Credit Document, provided that, unless Toy Biz otherwise consents (which consent shall not be unreasonably withheld) or unless the selling Bank is selling all of its rights and obligations under this Agreement and the Loans, any Notes, the Letters of Credit and each other Credit Document, each such sale pursuant to this clause
         (ii) shall be in an amount equal to at least $2,500,000; and

                    (iii) with the consent of Toy Biz (which consent shall not be unreasonably withheld) sell to one or more Purchasing Banks which are not Banks, Affiliates thereof or Eligible Assignees, all or any part of its rights and obligations under this Agreement and the Loans and the Notes, the Letters of Credit and any other Credit Document, provided that, unless Toy Biz otherwise consents (which consent shall not be unreasonably withheld), each such sale pursuant to this clause
         (iii) shall be in an amount equal to at least $2,500,000;

provided, however, that, after giving effect to such sale, if the transferor Bank retains any Commitment hereunder, such Commitment shall, unless Toy Biz otherwise consents (which consent shall not be unreasonably withheld), be not less than $2,500,000. Any such sale shall be made pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit G (a "Commitment Transfer Supplement"), executed by the Administrative Agent, such Purchasing Bank and such transferor Bank (and, in the case of any such transfer made pursuant to clause (iii), by Toy Biz, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below). Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date as defined in the Commitment Transfer Supplement determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with Commitments as set forth therein, and (y) the transferor Bank thereunder shall, to the extent of the interest transferred, as reflected in such Commitment Transfer Supplement, be released from its obligations under this Agreement and the other Credit Documents (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement and the other Credit Documents, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the relevant Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Loans and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, Toy Biz, at its own expense and upon the request of such Purchasing Bank or the transferror Bank, shall execute and deliver to the Administrative Agent in exchange for any surrendered Note a new Note to the order of such Purchasing Bank in an amount equal to the relevant Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Bank has retained such a Commitment hereunder (and has previously requested a Note evidencing its Loans thereunder), a new Note to the order of the transferor Bank in an amount equal to the relevant Commitment retained by it hereunder. Any such new Note shall be dated the date of the original Note and shall otherwise be in the form of the Note replaced thereby. Any Note surrendered by the transferor Bank shall be returned by the Administrative Agent to Toy Biz marked "canceled."

                  (d) The Administrative Agent shall maintain at its address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitments and Commitment Percentages of the Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Toy Biz, the Administrative Agent and the Banks may treat -------- each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Toy Biz or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and a Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by Toy Biz), together with payment to the Administrative Agent of a registration and processing fee of $4,000 ($2,000 if the Purchasing Bank is then a Bank or an Affiliate thereof), the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and Toy Biz.

                  (f) Toy Biz authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Toy Biz and its Subsidiaries and Affiliates which has been delivered to such Bank by or on behalf of Toy Biz pursuant to this Agreement or any other Credit Document, or which has been delivered to such Bank by or on behalf of Toy Biz in connection with such Bank's credit evaluation of Toy Biz, its Subsidiaries and its Affiliates prior to becoming a party to this Agreement; provided that such Transferee or potential Transferee agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it concerning Toy Biz or any of its Subsidiaries or Affiliates.

                  (g) Unless Toy Biz shall otherwise consent, if, pursuant to this subsection 10.6, any interest in this Agreement or any Loan or Note or Letter of Credit is transferred to any Transferee (which, for purposes of this subsection 10.6(g), shall include an Affiliate of a Bank to which a s/ale is made pursuant to subsection 10.6(c)(i)) which is organized under the laws of any jurisdiction other than the United States of America or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Administrative Agent and Toy Biz) that under applicable law and treaties at the time in effect no taxes will be required to be withheld by the Administrative Agent, Toy Biz or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans or Letter of Credit under this Agreement, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and Toy Biz) either United States Internal Revenue Service Form 4224 or United States Internal Revenue Service Form 1001 or any successor applicable form, as the case may be (wherein such Transferee claims entitlement to complete exemption from United States Federal withholding tax on all payments hereunder) and (iii) to agree (for the benefit of the transferor Bank, the Administrative Agent and Toy Biz) to be bound by the provisions of subsections 3.10(b), (c) and (d) as if such Transferee were a Bank hereunder.

                  (h) Nothing contained herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Setoff. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of any of the Loans or the Reimbursement Obligations owing to it, or interest thereon, pursuant to a guarantee or otherwise (including, without limitation, by way of setoff pursuant to the Subsidiary Guarantee), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff or otherwise), in a greater proportion than any such payment to and collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations owing to it or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans or the Reimbursement Obligations owing to such other Bank, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Toy Biz agrees that each Bank so purchasing a portion of another Bank's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such purchasing Bank were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Banks provided by law, upon both the occurrence of an Event of Default and acceleration of the obligations owing in connection with this Agreement, each Bank shall have the right, without prior notice to Toy Biz, any such notice being expressly waived to the extent permitted by applicable law, to setoff and apply against any indebtedness, whether matured or unmatured, of Toy Biz to such or any other Bank, any amount owing from such Bank to Toy Biz at, or at any time after, the happening of both of the above mentioned events, and such right of setoff may be exercised by such Bank against Toy Biz or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, custodian or execution, judgment or attachment creditor of Toy Biz, or against anyone else claiming through or against Toy Biz or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify Toy Biz, as the case may be, and the Administrative Agent after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.9 Effectiveness; Counterparts. This Agreement shall become binding upon the parties hereto when the Administrative Agent shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto or, in the case of any Bank, telecopier confirmation to the Administrative Agent that a duly authorized officer of such Bank has executed a counterpart of this Agreement and that such counterpart has been sent to the Administrative Agent. Notwithstanding any provision of the immediately preceding sentence, this Agreement shall not become effective until each of the conditions precedent contained in subsection 5.1 has been satisfied or waived. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Toy Biz and the Administrative Agent.

                  10.10 SUBMISSION TO JURISDICTION; WAIVERS. (A) TOY BIZ HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (I) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (II) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (III) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY

         REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF
         MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SUBSECTION
         10.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                  (IV) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                  (B) EACH OF TOY BIZ, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE.

                  10.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                           TOY BIZ, INC.

                                           By:___________________
                                              Title:

                                           CHEMICAL BANK, as Administrative

                                           Agent and as a Bank

                                           By:___________________
                                              Title:

                                           THE BANK OF NEW YORK

                                           By:___________________
                                              Title:

                                           FLEET BANK

                                           By:___________________
                                              Title: